                                 EXHIBIT 10.49
                                 -------------



                              PURCHASE AGREEMENT
                              ------------------

     THIS PURCHASE AGREEMENT and the Exhibits and Schedules attached hereto (collectively, the "Agreement") is dated as of August 3, 1998, by and among A. WALTER MacEACHERN, an individual residing in Woburn, Massachusetts, A. GARY MacEACHERN, an individual residing in Lynnfield, Massachusetts, GAYLE MacEACHERN CHASE, an individual residing in Charlestown, Massachusetts, CHARLES MacEACHERN, an individual residing in Hudson, New Hampshire, CHRIS MacEACHERN, an individual residing in West Palm Beach, Florida, MATTHEW MacEACHERN, an individual residing in Woburn, Massachusetts, STEPHANIE MacEACHERN, an individual residing in Newton, Massachusetts, MARY MacEACHERN, an individual residing in Woburn, Massachusetts, MICHAEL A. RUSSELL, an individual residing in Cohassett, Massachusetts, MICHAEL A. RUSSELL, JR., an individual residing in Berkeley, California, AMY RUSSELL, an individual residing in Austin, Massachusetts, ARTHUR
S. LYNCH, an individual residing in Norwood, Massachusetts and STEPHEN P. BUCKLEY, an individual residing in Hingham, Massachusetts (hereinafter individually and collectively referred to as the "Sellers") and MEDICAL PARAMETERS, INC., a Massachusetts corporation (the "Company")

                                      AND

ARROW INTERNATIONAL, INC., a Pennsylvania corporation (the "Buyer").

                                  Background
                                  ----------

     A. The Company is primarily in the business of manufacturing, selling and distributing specialty tubing sets and related products for anesthesia applications in hospitals (the "Business"). The operations of the Business are conducted at 3OG Commerce Way and at 20 Commerce Way, Woburn, Massachusetts 01801 (collectively, the "Facility").

     B. Sellers own a total of 1,000 shares of common stock, no par value, of the Company (the "Securities"), which constitute all of the Company's presently outstanding common stock. Attached hereto, marked Exhibit "A" and made a part hereof is a list of the Sellers and the number of shares of the Securities owned by each of the Sellers.

     C. Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer the Securities, upon the terms and subject to the conditions hereinafter set forth. In addition, Buyer desires to purchase from the Company, and the Company is willing to issue and sell to Buyer, an additional 255.23 shares of the Company's common stock (the "Newly Issued Securities"), upon the terms and subject to the conditions hereinafter set forth.

     Accordingly, INTENDING TO BE LEGALLY BOUND, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definitions.
         -----------

          (a) Certain Definitions.  As used in this Agreement, the following
              -------------------
terms shall have the following meanings:

       "Affiliate" of any Person means any Person directly or indirectly
        ----------
controlling, controlled by or under common control with such Person, and includes any Person who is an officer, director or employee of such Person and any Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

       "Authority" means any Federal, state, provincial, local or foreign
        ---------
governmental department, regulatory agency, authority, commission, board or court or other law, rule or regulation-making entity having jurisdiction over the Company.

       "Best Efforts" means a diligent, reasonable and good faith effort to
        ------------
accomplish the applicable objective, provided that Best Efforts does not require any unreasonable expenditure of funds or the incurrence of any unreasonable liability on the part of the obligated party, nor does it require the obligated party to act in a manner which would otherwise be contrary to prudent business judgment or normal commercial practices in order to accomplish the objective.

       "Business Day" means any day other than a Saturday, Sunday, or a day on
        ------------
which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

       "Employee" means an individual listed in Schedule 5.2(d)(i) (as updated
        --------                                ------------------
by Sellers and the Company on the Closing Date) who, as of the Business Day immediately preceding the Closing Date,

(i) shall be (or in the case of (D) below, is about to become) an employee of the Company and (ii) either (A) shall have been employed and at work on the Business Day immediately preceding the Closing Date, or (B) shall have been on short-term disability (including maternity disability), workers' compensation, vacation, parental or other leave of absence consistent with the Company's policies, practices and procedures in effect at the time such leave commenced, or (C) shall have been receiving short term disability benefits for no more than 180 consecutive days or (D) shall have received and accepted an offer of employment with the Company, in the ordinary course of business, but shall have not yet commenced work.

     "Environmental Laws" means all applicable federal, state and local laws,
      ------------------
rules, regulations, codes and ordinances, and any orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act, as further amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Federal Clear Air Act, as amended; the Toxic Substances Control Act, as amended; the Surface Mining Control and Reclamation Act of 1977, as amended; the Safe Drinking Water Act, as amended; the Pollution Control Act of 1990, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and comparable state and local laws, in all of the foregoing cases, in effect on the date hereof.

       "Hazardous Substances" means any substance (a) that is defined as a
        --------------------
"hazardous waste", "hazardous material", "hazardous substance", "toxic substance" or similar term used under any Environmental Law; or (b) that contains or consists of oil, petroleum or petroleum products.

       "Knowledge:  means, with respect to Sellers, the actual current knowledge
        ---------
of any of the Sellers and, with respect to the Company, any of those officers of the Company identified in Schedule 4. 1 (q) hereto. The knowledge of any of the
                          -------------
Sellers shall be imputed to and shall constitute the knowledge of all of the Sellers.

       "Material Adverse Effect" means a material adverse effect on the
        -----------------------
financial condition or results of operations of the Company or the Buyer, as the case may be, other than with respect to any adverse effects which, directly or indirectly, relate to or result from matters which are public or industry knowledge relating to transactions contemplated by this Agreement.

       "Person" means an individual, a corporation, a partnership, an
        ------
association, a trust or other entity or organization, including an Authority.

       (b) Other Definitions.  The following defined terms shall have the
           -----------------
meanings set forth in the referenced Section:

Defined Term                        As Defined in Section
------------                        ---------------------

Agreement.........................       Recitals
Annual Financial Statements.......       4.1(e)
Basket............................       7.1(a)
Books and Records.................       5.2(a)
Business..........................       Recitals
Buyer.............................       Recitals
Cap...............................       7.1(a)
Closing...........................       3.1
Closing Date......................       3.1

Closing Date Financial Statements.       2.1(c)(ii)
Code..............................       4.1(f)(i)
Collateral Source.................       7.3
Company...........................       Recitals
Company's Working Capital.........       2.1(c)(ii)
Contracts.........................       4.1(i)
Employee Benefit Plans............       4.1(k)(i)
Encumbrances......................       4.1(c)
Environmental Permits.............       4.1(n)(i)
ERISA.............................       4.1(k)(i)
Facility..........................       Recital
FDA...............................       4.1(j)(iii)
Financial Statements Date.........       4.1(e)
Form 483s.........................       4.1(r)
GAAP..............................       4.1(e)
IDE...............................       4.1(r)
Indemnified Party.................       7.5
Indemnifying Party................       7.5
Interim Financial Statements......       4.1(e)
IRS...............................       4.1(k)(iii)
Landlord..........................       4.1(t)
Lease.............................       4.1(t)
Loss..............................       7.1(a)
Multiemployer Plans...............       4.1(k)(i)
Multiple Employer Plans...........       4.1(k)(i)
Newly Issued Securities...........       Recitals
Newly Issued Securities Purchase
  Price...........................       2.1(b)
Non-Competitive Period............       5.1(f)
Patents...........................       4.1(h)
PBGC..............................       4.1(k)(iii)
PMA...............................       4.1(r)
Purchase Price....................       2.1(b)
Qualified Plans...................       4.1(k)(iii)
Returns...........................       4.1(f)(ii)
Sellers...........................       Recitals
Sellers' Tax Returns..............       6.3(a)
Securities........................       Recitals
Securities Purchase Price.........       2.1(b)
Sub-limit.........................       7.1(a)
Taxes.............................       4.1(f)
Third Party Claim.................       7.5

510(k)..............................     4.1(r)

                                  ARTICLE II
              PURCHASE AND SALE OF THE PATENTS AND THE SECURITIES

     2.1    Purchase and Sale of the Securities and the Newly Issued Securities;
            --------------------------------------------------------------------
Payment of Purchase Price.
--------------------------

         (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to below, (i) Sellers will sell, transfer and deliver to Buyer, and Buyer will purchase from the Seller, the Securities, free and clear of any Encumbrances (as hereinafter defined in Section 4.1(c)), and (ii) the Company will sell, transfer and deliver to Buyer, and Buyer will purchase from the Company, the Newly Issued Securities, free and clear of any Encumbrances.

         (b) Subject to a working capital adjustment hereinafter described, the purchase price for the Securities (the "Securities Purchase Price") shall be Eleven Million Nine Hundred Fifty Thousand Dollars ($11,950,000.00) and the purchase price for the Newly Issued Securities (the "Newly Issued Securities Purchase Price") shall be Three Million Fifty Thousand Dollars ($3,050,000.00).

         (c) The Securities Purchase Price shall be paid by Buyer to Sellers as follows:

          (i) Eleven Thousand Four Hundred Fifty Thousand Dollars
($11,450,000.00) shall be paid at the Closing by certified check or transfer of funds wired to Sellers' account in accordance with Sellers' instructions.

          (ii) Within thirty (30) days after the Date of Closing, the Company shall prepare its financial statements as of the Closing Date (the "Closing Date Financial Statements").

Promptly thereafter, and within five (5) Business Days after the completion of the Closing Date Financial Statements, the Buyer shall cause the Company to deliver to the Sellers a true and correct copy of the Company's Closing Date Financial Statements and at such time the Buyer shall pay to the Sellers, by certified check or transfer of funds wired to Sellers' account in accordance with Sellers' instructions, the sum of Five Hundred Thousand Dollars ($500,000.00), reduced by the amount, if any, by which the Company's working capital ("Company's Working Capital") as of the end of the day immediately preceding the Closing Date is less than Two Million Two Hundred Thousand Dollars ($2,200,00.00). For the purposes of this provision, the Company's Working Capital, as said term is used in this provision, after the Closing Date, shall be equal to (i) the Company's current assets as of the Closing Date, consisting of cash and cash equivalents, accounts receivable, inventory (at cost) and prepaid and other current assets minus the Company's current liabilities as of the Closing Date, consisting of accounts payable, and accrued and other current liabilities including, without limitation, (i) all unpaid Taxes for any period of time preceding the Closing Date, but not due or payable until on or after the Closing Date and (ii) all indebtedness for money borrowed (including, without limitation, indebtedness repayable over any period of time); provided, however, the determination of current liabilities shall not include a certain loan recently made or about to be made by Woburn National Bank to the Company in the amount of Three Million Fifty Thousand Dollars ($3,050,000.00), the proceeds of which the Company intends to distribute to the Sellers prior to the Closing Date.

         (d) The New Issued Securities Purchase Price shall be paid at the Closing by certified check or transfer of funds wired to the Company's account in accordance with the Company's instructions

                                  ARTICLE III
                                  THE CLOSING

     3.1    Closing Date.  The closing (the "Closing") of the purchase and sale
            ------------
of the Securities and the Newly Issued Securities shall be held at the offices of Buyer, 2400 Bernville Road, Reading, Pennsylvania 19605, on Monday, August 3, 1998, at 10:00 a.m. EDST The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". All transactions at the Closing shall be deemed to take place simultaneously and effective as of 12:01 a.m., EDST on the Closing Date.

     3.2 Conditions to Obligations of Buyer.  The obligation of Buyer to
         ----------------------------------
purchase and pay for the Securities and the Newly Issued Securities is subject to the satisfaction (or waiver by the Buyer) as of the Closing of the following conditions:

         (a)   (i)    The representations and warranties of Sellers and the
Company made in this Agreement shall be true and correct in all material respects on and as of the Closing, as though made on or as of the Closing Date, except for (1) changes contemplated by this Agreement or attributable to matters disclosed by Sellers or the Company in the Schedules hereto and (2) those representations and warranties that address matters only as of a particular date
(which shall be true   and correct as of that date); (ii) Sellers and the
Company shall have performed their respective covenants contained in this Agreement required to be performed by the time of the Closing; (iii) all consents by third parties that are required for the transfer of the Securities and/or the Newly Issued Securities or that are required in order to prevent a breach of, a default under, a termination and modification of, or any acceleration of, any material agreement or any obligations thereunder to which the Company is a party shall have been obtained; (iv) A. Walter MacEachern, Michael A. Russell, A. Gary MacEachern, Gayle MacEachern Chase and Richard Housman shall have entered into employment agreements with the Company, in form and substance satisfactory to the Buyer; (v) the Buyer shall receive an opinion, dated the Closing Date, of Choate, Hall & Stewart, counsel to the Sellers and the Company, in form and substance satisfactory to the Buyer and (vi) Sellers shall have delivered to Buyer a certificate dated the Closing Date and signed by the Sellers and the duly authorized signatories of the Company, in the form of Exhibit "B", confirming the satisfaction of the foregoing clauses (i) through
(iv) inclusive. At the Closing, Sellers and the Company shall deliver to Buyer such additional documentation as Buyer may reasonably request pertaining to the performance by Sellers and the Company of their covenants contained in this Agreement.

         (b) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the purchase and sale of the Securities and/or the Newly Issued Securities.

         (c) All accounts between (i) Sellers on the one hand and the Company on the other hand and (the Company on the one hand and its Affiliates, if any, on the other hand), shall be paid or otherwise satisfied in full.

         (d) The directors and officers of the Company shall have delivered resignations to Buyer.

     3.3 Conditions to Obligations of Sellers and Company.  The obligation of
         ------------------------------------------------
the Sellers to sell and deliver the Securities to Buyer and the obligation of the Company to sell and deliver the Newly Issued Securities to Buyer are subject to the satisfaction (or waiver by the Sellers or the Company, as applicable) as of the Closing of the following conditions:

         (a) (i) The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing, as though made on or as of the Closing Date, except for (1) changes contemplated by this Agreement or attributable to matters disclosed by Buyer in the Schedules hereto and (2) those representations and warranties that address matters only as of a particular date (which shall be true and correct as of that date); (ii) Buyer shall have performed the covenants of Buyer contained in this Agreement required to be performed by the time of the Closing; (iii) the Sellers shall receive an opinion, dated the Closing Date, of Rhoda, Stoudt & Bradley, counsel to the Buyer, in form and substance satisfactory to the Sellers, and
(iv) Buyer shall have delivered to the Sellers a certificate dated the Closing Date and signed by the duly authorized signatories of Buyer, in the form of Exhibit "C", confirming the satisfaction of the foregoing clauses (i) and (ii).

         (b) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the purchase and sale of the Securities and/or the Newly Issued Securities.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of Sellers and the Company.  Sellers and
         ---------------------------------------------------------
the Company hereby jointly and severally represent and warrant to Buyer as follows:

         (a) Authority.  The Company has all requisite corporate power and the
             ---------
Sellers and the Company have all requisite authority to enter into this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by each of the Sellers and the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Sellers and the Company and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms. The execution, delivery and performance by Sellers and the Company of this Agreement and the consummation by each of them of the transactions contemplated hereby will not (i) violate any provision of law, rule or regulation to which any of them is subject, (ii) violate or conflict with any order, judgment, injunction, award or decree applicable to any of them, (iii) violate or conflict with the certificate or articles of organization, bylaws or other similar governing documents of the Company, (iv) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Sellers or the Company under any provision of any material agreement, contract or other instrument binding upon the Sellers or the Company or any license, franchise, permit or other similar authorization held by Sellers or the Company, or (v) result in the creation or imposition of any lien, encumbrance, charge or claim upon any of the assets of the Company, the Securities, or the Newly Issued Securities, except in the case of any of the foregoing clauses (i)
- (iv) and that portion of clause (v) pertaining to the assets of the

Company, for any such violation, conflict, default, right or lien which would not individually or in the aggregate have a Material Adverse Effect. The execution, delivery and performance by Sellers and the Company of this Agreement and the consummation by each of them of the transactions contemplated hereby do not require any consent from or filing with any Authority except for (i) any consent or filing that Buyer is required to obtain or make; and (ii) consents and filings which, if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect.

         (b) Organization and Standing of the Company.  The Company is a
             ----------------------------------------
corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts. The Company has full corporate power and authority and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its Business in all respects as presently conducted. The Company is not qualified or registered as a foreign corporation to do business in any other jurisdiction. The Company has delivered to Buyer true and correct copies of the Articles of Organization, as amended to date, duly certified by the Secretary of the Commonwealth of Massachusetts, and the Bylaws, as in effect on the date hereof, of the Company, duly certified as being true and correct by the Secretary of the Company,

         (c) Capital Structure of the Company, Ownership of Securities.  The
             ---------------------------------------------------------
authorized capital stock of the Company consists solely of 10,000 shares of common stock, of which 1,000 shares are duly authorized, validly issued and outstanding, fully paid and nonassessable. There are no outstanding warrants, options, agreements, subscriptions, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company and no equity securities of the Company are reserved for issuance for any purpose, except with respect to the issuance of the Newly Issued Securities on the Closing Date. Except as set forth on Schedule 4.1(c), each of
                                                        ---------------
the Sellers owns of record and beneficially the Securities, free and clear of any claims, liens, encumbrances, security interests, options, charges or restrictions whatsoever ("Encumbrances") as set forth on Exhibit "A", attached hereto and made a part hereof. At the Closing, the Sellers will convey to Buyer good and marketable title to the Securities, free and clear of all Encumbrances and the Company will issue to Buyer the Newly Issued Securities, free and clear of all Encumbrances.

         (d) Subsidiaries and Affiliates of the Company.  The Company does not,
             ------------------------------------------
directly or indirectly, own any stock of, or any other interest in, any other corporation or business entity other than those entities listed on Schedule 4.1(d). In addition, the Company does not have any Affiliates.

         (e) Financial Statements.  Schedule 4.1(e) sets forth the audited
             --------------------------------------
balance sheet of the Company as of February 28, 1998 (the "Financial Statements Date"), and the related statement of income for the year then ended, together with the notes to such financial statements (collectively, the "Annual Financial Statements"). The Annual Financial Statements fairly present, in all material respects, the financial position of the Company as of February 28, 1998 and the results of operations of the Company for the year then ended, in conformity with United States generally accepted accounting principles as applied by the Company ("GAAP") and in a manner consistent with prior practice. Schedule 4.1(e) also
                                                          ---------------
sets forth the unaudited financial statements of the Company as of May 31, 1998 (the "Interim Financial Statements") which fairly represent in all material respects, the financial position of the Company for the three (3) month period ended May 31, 1998, in conformity with GAAP and in a manner consistent with prior practice.  Schedule 4.1(e) also
                                                           ---------------
sets forth a list of all of the Company's current indebtedness for borrowed money, whether borrowed from lending institutions or elsewhere as well as a list of accrued but unpaid Taxes and the dates such Taxes, if any, are due and payable.

         (f)   Taxes.
               -----

          (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all Federal, state, local and foreign income, franchise, sales and use, real estate, excise and other taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts and (B) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (ii) Except as set forth on Schedule 4.1(f): (A) the Company has filed
                                     --------------
or caused to be filed in a timely manner (without any applicable extension periods) all Tax returns, reports and forms required to have been filed by the Code or by applicable state, local or foreign Tax laws (collectively "Returns");
(B) all Taxes shown to be due on such Returns have been timely paid in full or, as disclosed on Schedule 4.1(f), as of the Closing Date are being contested in
                --------------
good faith with adequate reserves provided for on the Interim Financial Statements and/or the Closing Date Financial Statements; and (C) no Tax liens have been filed and no material claims are being asserted in writing with respect to any Taxes. Except as set forth on Schedule 4.1(f), no presently
                                              --------------
effective waivers or extensions of statutes of limitations with respect to Taxes have been given by the Company for any taxable year. Except as set forth on

Schedule 4.1(f), as of the date of this Agreement, the Returns filed by, or with
--------------
respect to, the Company are not being examined by, and no written notification of intention to examine has been received from the Internal Revenue Service or, to the Knowledge of the Sellers, any other taxing authority with respect to Taxes. Except as set forth in Schedule 4.1(f), no currently pending issues
                               --------------
involving the Company have been raised in writing by the Internal Revenue Service or, to the Sellers' Knowledge, any other taxing authority in connection with any Return. Except as set forth in Schedule 4.1(f), the Company has no
                                         --------------
agreement with Sellers or any of its Affiliates or, to the Knowledge of Sellers or the Company, with any other Person regarding the filing of Returns or relating to the sharing of Tax benefits or liabilities with such Persons.

         (g) Properties.  Except as described on Schedule 4.1(g), the Company
             ----------                          ------------
has good and valid title, free and clear of all Encumbrances, to all its owned properties and assets, real and personal, tangible and intangible (including those reflected on the Annual Financial Statements or acquired by the Company since the Financial Statements Date), except property sold or otherwise disposed of in the ordinary course of business since the Financial Statements Date.

         (h) Intellectual Property.  Schedule 4.1(h) sets forth a true and
             ----------------------  ---------------
complete list of all (i) United States and foreign Patents owned by or licensed to the Company, as well as all United States and foreign applications now pending, (ii) trademarks, trade names, and service marks currently in use by the Company in the Business and (iii) material copyrights and applications therefor owned by or licensed to the Company. Except as set forth in Schedule 4.1(h),
                                                             ---------------
Sellers and the Company have no notice or Knowledge of any objections or claims being asserted in writing by any Person with respect to the ownership, validity, enforceability or use of any such Patents, trademarks, trade names, copyrights and applications therefor or challenging or questioning the validity or effectiveness of any such license.

         (i) Contracts.  Except as described in Schedule 4.1(i) or the other
             ---------                          --------------
Schedules hereto (and except for purchase order agreements (other than requirements contracts) for inventory purchased in the ordinary course of business consistent with past practice), the Company is not as of the date of this Agreement party to or bound by any of the following written agreements:

               (i) employee collective bargaining agreement or other contract with any labor union;

               (ii) employment agreement with any director, officer or employee;

              (iii) (A) lease or similar agreement under which the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party, (B) continuing contract for the future purchase of materials, supplies or equipment, (C) management, service, consulting or other similar type of contract, (D) distribution or sales agency agreement or arrangement, or (E) advertising agreement or arrangement, in any such case which has an aggregate future liability in excess of Twenty-Five Thousand Dollars ($25,000) or which is not terminable by the Company (x) on not more than ninety (90) days' notice without penalty or premium or (y) for a cost of less than twenty five thousand dollars ($25,000);

              (iv) agreement or contract under which the Company has borrowed or loaned any money or financed any purchase or issued any note, bond, indenture or other evidence of indebtedness or guaranteed indebtedness, liabilities or obligations of others, in each case for an amount in excess of twenty-five thousand dollars ($25,000);

              (v) mortgage, pledge, security agreement, deed of trust or other document, in each case granting a lien (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) securing obligations in excess of twenty five thousand dollars ($25,000);

          (vi) license of any patent, trademark, trade name, or copyright by or to the Company involving a royalty or similar payment by or to the Company during the immediately preceding or succeeding twelve (12) months, in each case in excess of ten thousand dollars ($10,000) in the aggregate for such twelve
(12) month period,

          (vii) lease or similar agreement under which the Company is lessee of any real property; and

          (viii) any other agreement, license, undertaking, covenant or understanding involving a payment by the Company during the immediately preceding or succeeding twelve (12) month period, in each case in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate for such twelve (12) month period.

     To the Knowledge of the Sellers after reasonable investigation, each agreement, contract, lease, license, commitment or instrument of the Company described on Schedule 4.1(i) or the other Schedules hereto (collectively, the
             --------------
"Contracts") is in full force and effect, except as disclosed on Schedule 4.1(i)
                                                                 --------------
or the other Schedules hereto.  Schedule 4.1(i) includes, without limitation, a
                                --------------
list of all insurance policies to which the Company is a party and/or the named insured, and which provide coverage for, without limitation, general liability, product liability, automobile, property, workmen's compensation, life and officers and directors omissions. To the Knowledge of the Sellers after reasonable investigation, the Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect as concerns any of the Contracts, and no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder,

         (j) Litigation, Compliance with Laws.
             --------------------------------

          (i) Except as set forth in Schedule 4.1(j) or otherwise described in
                                     --------------
Section 4.1(r) hereto, there is no action, suit, proceeding or investigation pending or, to the Knowledge of Sellers, threatened, against or involving the Company or any of its assets (whether or not covered by insurance) which would, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Sellers, there exists no basis for the commencement of any action, proceeding or investigation against the Company which would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.1(j), there is no outstanding judgment, order, writ,
         --------------
injunction or decree against the Company or related to any of its assets, other than any such judgment, order, writ, injunction or decree which would not, individually or in the aggregate, have a Material Adverse Effect.

          (ii) There is no action, suit, investigation or proceeding pending against, or to the Knowledge of Sellers threatened against or affecting, the Company before any court or arbitrator or any Authority which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

          (iii)     Except as set forth on Schedule 4.1(j) (or, with respect to
                                           ------------
matters described in either Section 4. 1(n) or Section 4. 1(r) hereto), the Company is in compliance with all applicable local, Federal, state, domestic or foreign laws, statutes, rules, regulations, ordinances, orders, judgments and decrees, (including, without limitation, U.S. Food and Drug Administration

("FDA") good manufacturing practice regulations, applicable insurance requirements, requirements of any Board of Fire Underwriters or similar body, building, zoning, occupational safety and health, pension, fair employment, equal opportunity, safety, health, procurement, reimbursement, consumer protection or similar laws, rules, regulations and ordinances), other than where any such failure to comply would not have a Material Adverse Effect. No notice has been received by the Company or Sellers, and neither the Company nor Sellers has Knowledge of any notice being given, with respect to any violation of any such legal requirements. There is no action or proceeding by the FDA, the Health Care Financing Agency or other agency or part of the U.S. Department of Health & Human Services or any other Authority, including, but not limited to, recall procedures, pending or, to Sellers' or the Company's Knowledge, threatened against the Company relating to the safety or efficacy of or use or charges for any of the Company's products developed or sold in connection with the Business.

         (k)   Benefit Plans.
               -------------

          (i) Schedule 4.1(k) sets forth a complete and correct list of all
              ---------------
"employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies) maintained, or contributed to, by the Company for the benefit of any employees of the Company or to which the Sellers or the Company contribute or are obligated to contribute with respect to employees of the Company ("Employee Benefit Plans").

Schedule 4.1(k) identifies, in separate categories, Employee Benefit Plans that
---------------
are (i) subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plans"),
(ii) multiemployer plans (as defined in Section 4001(a) of ERISA) ("Multiemployer Plans") or (iii) welfare plans providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense).

          (ii) To the Knowledge of the Sellers and the Company, none of the Company or any ERISA Affiliate (defined as any trade or business which, with the Company, is treated as a single employer under Section 414(b), (c) or (m) of the
Code) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") under, arising out of or by operation of Title IV of ERISA (other than any liability for premiums to the PBGC arising in the ordinary course of business), including, without limitation, any material liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such material liability. Except as set forth on
Schedule 4.1(k), to the Knowledge of the Sellers and the Company, no complete or
---------------
partial termination has occurred within the five (5) years preceding the date hereof with respect to any Employee Benefit Plan.

          (iii) Each of the Employee Benefit Plans intended to qualify under
Section 401 of the Code ("Qualified Plans"), which Qualified Plans are designated as such on Schedule 4.1(k), has received a favorable determination
                      ---------------
letter from the Internal Revenue Service ("IRS") that such plan is so qualified, and to the Knowledge of the Sellers and the Company, since the date of such IRS determination, except as disclosed on Schedule 4.1(k), nothing has occurred with
                                      ---------------
respect to the operation of any such plan which, either individually or in the aggregate, would likely cause the loss of such qualification.

          (iv) To the Knowledge of the Sellers and the Company, all contributions and premiums required by law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) and, except as disclosed on
Schedule 4.1(k) hereto, no accumulated funding deficiencies exist in any of the
---------------
Employee Benefit Plans subject to Section 412 of the Code.

          (v) To the Knowledge of the Sellers and the Company, the liabilities of each Employee Benefit Plan that has been terminated or otherwise wound up within the two (2) years preceding the date hereof, have been fully discharged in compliance with applicable law.

          (vi)  Except as disclosed on Schedule 4.1(k) hereto, to the Knowledge
                                       ---------------
of the Sellers and the Company, there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to any of the Employee Benefit Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under Section 4063(a) of ERISA.

          (vii) To the Knowledge of the Sellers and the Company, there has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the

Employee Benefit Plan which, either individually or in the aggregate, could result in material liability to the Company.

          (viii)Complete and correct copies of the following documents, with respect to each of the Employee Benefit Plans (as applicable), have been delivered to Buyer: (i) any plan documents and related trust documents, and all amendments thereto; (ii) the most recent Forms 5500 and schedules thereto; (iii) the most recent IRS determination letter; (iv) the most recent summary plan descriptions; and (v) written descriptions of all nonwritten agreements relating to the Employee Benefit Plans.

          (ix) To the Knowledge of the Sellers and the Company, there are no pending legal proceedings which have been asserted or instituted against any of the Employee Benefit Plans, the assets of any such plans or the Company or the plan administrator or any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefit claims).

          (x) To the Knowledge of the Sellers and the Company, each of the Employee Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable laws and regulations, except where noncompliance would not have a Material Adverse Effect. To the Knowledge of the Sellers, all amendments and actions required to bring each of the Employee Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws and regulations have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

          (xi)  Except as disclosed on Schedule 4.1(k) hereto, none of the
                                       ---------------
Company or any ERISA Affiliate maintains a welfare benefit plan providing continuing benefits to Company employees after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense), and the Company and each of the ERISA Affiliates have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

          (xii) To the Knowledge of Sellers and the Company, none of the Company or any ERISA Affiliate has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any Person other than the Company or any ERISA Affiliate during the five-year period ending on the Closing Date in a transaction that could reasonably be expected to result in a Material Adverse Effect.

          (xiii)Except as disclosed on Schedule 4.1(k) hereto, no Employee
                                       ---------------
Benefit Plan will require the payment by the Company of any severance benefits, separation pay or any similar pay as a result of the consummation of the transactions contemplated by this Agreement.

         (l) Absence of Changes or Events.  Except as set forth in Schedule
             -----------------------------                         --------
4.1(1) hereto, or any other Schedule to this Agreement, from the Financial
------
Statements Date until the Closing Date, the Business has been and will continue to be conducted in the ordinary course consistent with past practice and there has not been any change in the financial condition or results of operations of the Company taken as a whole (other than changes relating to the economy in general or industry conditions), which would, individually or in the aggregate, have a Material Adverse Effect.

         (m) Licenses, Permits.  To the Knowledge of the Sellers and the
             ------------------
Company, all material governmental licenses, permits or authorizations of the Company are validly held by the Company, the Company has complied in all material respects with all requirements in connection therewith and the same will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby. To the Knowledge of the Sellers and the Company, the Company has all of the governmental licenses, permits or authorizations which are required to carry on the Business as such Business is now conducted.

         (n) Environmental Matters.  Except as set forth on Schedule 4.1(n)
             ----------------------                         ---------------
hereto or as described in Section 4.1(r) hereto:

          (i) The Company has all permits, licenses, and other authorizations required for the operations or conduct of the Business under applicable Environmental Laws (the "Environmental Permits"), other than where the failure to have such permits, licenses or other authorizations would not have a Material Adverse Effect. The Company is, and at all times since the Company has been owned by any of the Sellers, or to the Knowledge of the Sellers, prior to the time that the Sellers, or any of them, owned a majority of the issued and outstanding shares of the common stock of the Company, has been in compliance with all terms and conditions of the Environmental Permits, and with all applicable Environmental Laws. Set forth in Schedule 4.l(n) hereto is a list of
                                             ---------------
the Environmental Permits.

          (ii) Since the majority of the issued and outstanding shares of the common stock of the Company has been owned by the Sellers, or any of them, or to the Knowledge of the Sellers prior to the time that the Sellers, or any of them, owned a majority of the issued and outstanding shares of the common stock of the Company, the Company has received no written notice of any citation, summons, order, complaint, penalty, investigation, or review by any Authority or other Person with respect to any violation by the Company of any Environmental Law; and there is no action, suit, investigation or proceeding pending, or to the Knowledge of the Sellers or of Company, threatened, against or involving the Company involving or arising out of any alleged violation of any Environmental Laws.

          (iii) Since a majority of the issued and outstanding shares of the common stock of the Company has been owned by the Sellers, or any of them, or to the Knowledge of the Sellers, prior to the time that the Sellers, or any of them, owned a majority of the issued and outstanding shares of the common stock of the Company, the Company has received no written notice of claim, demand or notification that it is, or may be, potentially responsible with respect to any investigation or cleanup of any threatened or actual release of any Hazardous Substance or with respect to any personal injury or property damage arising from or caused by exposure to, or the threatened or actual release of, any Hazard Substance, and there is no action, suit, investigation or proceeding pending, or to the Sellers' and the Company's Knowledge, threatened, against or involving the Company involving any potential liability caused by or relating to Hazardous Substances.

          (iv) To the Knowledge of the Sellers and the Company, there are no aboveground or underground storage tanks, no friable asbestos and no polychlorinated biphenyls on property currently leased by the Company.

          (v) To the Knowledge of the Sellers and the Company, no employees of the Company have been exposed to any Hazardous Substances in connection with employment with the Company which exposure is reasonably likely to give rise to liability of the Company under Environmental Laws or other statutory or common law.

          (vi) To the Knowledge of the Sellers and the Company, no site assessment, audit or other investigation has been conducted by or on behalf of the Company by a third party professional engineer as to environmental matters at any property owned, leased, operated or occupied by the Company.

          (vii) To the Knowledge of the Sellers and the Company, no disposal, release or burial of any Hazardous Substances has occurred on the Facility or any other facilities or properties now or heretofore owned, leased, or operated by the Company which require remediation by the Company under applicable Environmental Laws except for such remediation which would not have a Material Adverse Effect.

         (o) Employee and Labor Relations.  Except as set forth in Schedule
             -----------------------------                         --------
4.1(o) hereto:
------

          (i) There is no labor strike, dispute, slowdown, or work stoppage, boycott, picketing, handbilling or lockout actually pending or, to the Knowledge of the Sellers and the Company, threatened against or affecting the Company, and during the past year there has not been any such action.

          (ii) There is no unfair labor practice charge, petition, application or complaint against the Company pending or, to the Knowledge of Sellers and the Company, threatened before the National Labor Relations Board, the Massachusetts Labor Relations Commission or any other Authority.

          (iii) There is no complaint against the Company pending, or to the Knowledge of the Sellers and the Company, threatened before the Equal Employment Opportunity Commission, the Massachusetts Commission Against Discrimination, the Department of Labor and Workplace Development or any other Authority.

         (p) Undisclosed Liabilities.  To the Knowledge of the Sellers and the
             ------------------------
Company, after reasonable investigation, the Company does not have any material liabilities or obligations of any nature (where accrued, absolute, contingent, unasserted or otherwise) required by GAAP to be reflected on a balance sheet or in notes thereto, except (i) as set forth or reflected on the Interim Financial Statements, (ii) for items disclosed in the Schedules hereto or for which Buyer shall be otherwise indemnified by Sellers hereunder, (iii) for purchase contracts and orders for inventory in the ordinary course of business and (iv) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the Financial Statements Date and not in violation of this Agreement.

         (q) Accounts, Safe Deposit Boxes, Powers of Attorney, Officers and
             --------------------------------------------------------------
Directors.  Attached hereto as Schedule 4.1(q) are (i) a true and correct list
---------                      ---------------
of all bank and savings accounts, investment accounts, certificates of deposits and safe deposit boxes and outstanding powers of attorney of the Company and those Persons authorized to sign thereon, (ii) true and correct copies of all corporate borrowing, depository and transfer resolutions and those Persons entitled to act thereunder, and (iii) a true and correct list of all officers and directors of the Company.

         (r) Regulatory Matters.  Except as set forth on Schedule 4.1(r) hereto,
             -------------------                         ---------------
the Company, and the products manufactured, assembled and/or sold by the Company and the labeling of such products, are in compliance with all current and otherwise applicable statutes, rules, regulations, standards, guides or orders administered or issued by FDA and all other Authorities having regulatory authority over the products of the Company and the Business.

         Except as set forth on Schedule 4.1(r) hereto, since January 1, 1994 no
                                ---------------
Notice of Adverse Findings, Warning Letter, Section 305 notice, subpoena, or other similar communication by any Authority has been given to the Company with respect to the Company or the Business, and there have been no recalls, field notifications, alerts or seizures requested or, to the knowledge of the Company and the Sellers, threatened relating to the products sold by the Company.

         Except as set forth on Schedule 4.1(r) hereto, the Company has made
                                ---------------
available to Buyer a copy of all currently active investigational device exemptions ("IDF") filed with or approved by FDA by or on behalf of the Company and all premarket approval ("PMA") and premarket notification ("510(k)") clearance or concurrence letters received from the FDA and comparable communications received from any other applicable Authority and provided Buyer with access to all related documents and information, including device master files and post-market studies.

         Except as set forth on Schedule 4.1(r) hereto, the Company has made
                                ---------------
available to Buyer in a manner so as to provide Buyer an opportunity to review all FDA inspection reports ("Forms 483s") or comparable reports of a foreign Authority, the Company's Responses to such Form 483s or comparable foreign reports and the FDA Establishment Inspection Reports which the Company has obtained for all FDA inspections of the Company's facilities since January 1, 1994. The

Company has also furnished Buyer with access to all internal inspection reports (as required by 21 C.F.R. Section 820.20) conducted by the Company since January 1, 1994, as well as the written procedure for such audits.

         The Company has made available to Buyer in a manner so as to provide Buyer an opportunity to review copies of all complaint files (as required by 21 C.F.R. Section 820.198) and foreign vigilance reports as well as all Medical Device Reports filed by the Company and maintained by such person (as required by 21 C.F.R. Section 803) as well as copies of all related documents and a copy of the Company's corporate policy for maintaining such files and filing such reports.

         The Company has made available to Buyer in a manner so as to provide Buyer an opportunity to review copies of all labels and the label history for all of the Company's products in the Company's possession.

         The Company has made available to Buyer in a manner so as to provide Buyer an opportunity to review copies of all regulatory approvals obtained from any foreign regulatory body related to the products distributed and sold by the Company.

         (s) Except as set forth in Schedule 4.1(s) hereto, the Company does not
                                    ---------------
have or use, nor does it have any agreements with, any distributor, representative or other agents not employees of the Company, for the sale or other distribution of any of the Company's products.

         (t) The Company operates its Business out of the Facility pursuant to a lease dated March 10, 1997 (the "Lease") between the Company and Landman Omnibus XI Limited Partnership, a Massachusetts limited partnership (the "Landlord"). A true and correct copy of the

Lease is attached hereto as Schedule 4.1(t).  The company is in full compliance
                            ---------------
with the terms of the Lease and is not in default thereunder.

         (u) There are no claims or any threatened claims against the Company involving death or bodily injury to a third party arising out of the design, manufacture, labeling, sale or other handling or distribution of Products of the Company sold prior to the Closing Date.

     4.2 Representations and Warranties of Buyer.  Buyer hereby represents and
         ---------------------------------------
warrants to the Company and the Sellers as follows:

         (a) Authority.  Buyer has all requisite corporate power and the
             ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer and the transactions contemplated hereby will not (i) violate any provision of law, rule or regulation to which Buyer is subject, (ii) conflict with or violate any order, judgment, injunction, award or decree applicable to Buyer, (iii) violate or conflict with the certificate or articles of incorporation, bylaws or other similar governing documents of Buyer, (iv) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Buyer under any provision of any material agreement, contract or other instrument binding upon Buyer or any license, franchise, permit or other similar authorization held by Buyer, or (v) result in the creation or imposition of any lien, encumbrance, charge or claim upon any of the assets of Buyer, except in the case of any of the foregoing clauses (i)-(v) for any such violation, conflict, default, right or lien which would not individually or in the aggregate have a Material Adverse Effect. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not require any consent from or filing with any Authority except for (i) any consent or filing that the Company or Sellers are required to obtain or make; and (ii) consents and filings which, if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

         (b) Sufficient Funds.  Buyer has sufficient funds to pay both the
             ----------------
Securities Purchase Price and the Newly Issued Securities Purchase Price.

         (c) Organization and Standing of Buyer.  Buyer represents and warrants
             ----------------------------------
that it is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Buyer has full corporate power and authority and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise to hold its properties and assets and to carry on its business in all material respects as presently conducted.

         (d) Litigation, Decrees.  There are no law suits, claims, proceedings
             -------------------
or investigations pending or, to the Knowledge of Buyer, threatened by or against or affecting Buyer or any of its properties, assets, operations or businesses which challenge the legality of this

Agreement or any action to be taken in connection herewith. To the best of its Knowledge, Buyer is not in default under any judgment, order, or decree which would have a Material Adverse Effect.

                                   ARTICLE V
                                   COVENANTS

     5.1 Covenants of Sellers.  Sellers covenant and agree as follows:
         --------------------

         (a) Access.  Prior to the Closing, Sellers will cause the Company to
             -------
give Buyer's representatives, employees, counsel and accountants reasonable access to the properties, books and records of the Company during mutually agreeable business hours; it being understood that Sellers, in their sole discretion, may deny or restrict any access involving possible breaches of applicable confidentiality agreements with third parties or possible waivers of any applicable attorney-client privileges.

         (b) Ordinary Conduct.  From and after the date hereto and prior to
             -----------------
Closing, and unless Buyer shall otherwise consent or agree in writing and except as contemplated by this Agreement, Sellers covenant and agree that the Company:

          (i) Will use its Best Efforts to conduct the Business in the ordinary course and shall not sell or convey any assets owned by the Company and utilized in the Business other than in the ordinary course.

          (ii) Will use its Best Efforts to preserve its business organization intact and to preserve the goodwill of the suppliers, customers and others having business dealings with the Company.

          (iii) Will not amend its Articles of Organization, Bylaws or other similar governing documents.

          (iv) Will not issue any capital stock (other than the Newly Issued Securities to be issued to Buyer) or rights, warrants or options to acquire shares of such capital stock or issue any securities convertible into such shares or convertible into securities in turn so convertible, or grant any options, warrants or rights to acquire any such convertible securities.

          (v) Will not split, combine or reclassify its outstanding capital stock.

          (vi) Will not declare or pay any dividend or other distribution in respect of any class of its capital stock, or make any payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock.

          (vii) Will not merge or consolidate with any other corporation or, except in the ordinary course of business, acquire any property or assets of any other Person.

          (viii)Will use its Best Efforts to maintain the services of its present key employees, and by the time of Closing, will have entered into employment agreements substantially in form and substance satisfactory to Buyer, with the following individuals: A. Walter MacEachern, Michael Russell, A. Gary MacEachern, Gayle MacEachern Chase and Richard Housman.

          (ix) Will, together with A. Walter MacEachern and Michael A. Russell, two of the Sellers, terminate a certain Shareholders' Agreement dated December 22, 1988 and cause the Company to reissue all certificates for Securities that have noted thereon a legend as provided by the aforesaid Stockholders' Agreement so as to remove said legend from said reissued certificates.

          (x)   Except as set forth in Schedule 5.1(b), will pay and satisfy in
                                       ----------
full (i) all indebtedness of the Company for borrowed money, whether borrowed from lending institutions or elsewhere, and (ii) all purchase money obligations.

          (xi) Will either terminate all Company memberships in private clubs or other private organizations or cause said memberships to be transferred to individuals and pay in full all obligations owing to such clubs or organizations, so that on and after the Closing Date, the Company shall no longer have any liability or responsibility, financial or otherwise, for such memberships.

          (xii) Will cancel or transfer to the appropriate Persons all life insurance policies either owned by the Company or the premiums for which are paid by the Company, so that the Company shall no longer have any obligations as concerns said policies by the Closing Date; and as concerns the split-dollar policy issued by Phoenix Home Life Mutual Insurance Company wherein Michael A. Russell is the insured, assign said policy to the said Michael A. Russell or to a Person designated by him upon payment to the Company of an amount equivalent to the present cash value of said policy.

          (xiii)Will cancel or transfer to the appropriate Persons all leases for motor vehicles leased by the Company for the benefit of any of the officers or directors of the Company, so that on and after the Closing Date, the Company shall have no further liability or obligation pursuant to any of said leases.

          (xiv) Will provide to Buyer a statement as of the Closing Date of all accrued entitlements for Employees including, but not limited to, vacation days, wages and other compensation consistent with past practice.

               (xv) At the Closing, will issue and deliver the New Issued Securities to the Buyer free and clear of all Encumbrances.

         (c) Confidentiality.  For a period of three (3) years from the Closing,
             ---------------
Sellers will keep confidential all non-public information relating to the Company and the Business, except as required by applicable law or legal process and except for information which becomes public other than as a result of a breach of this Section 5. 1 (c).

         (d) Other Transactions.  Prior to the Closing, none of Sellers, the
             ------------------
Company nor any of its Affiliates shall, nor shall they permit any of their respective officers, directors or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any Person (other than the representatives of Buyer) concerning any merger, sale of the Securities or any other securities, sale of substantial assets or any similar transaction involving the Company.

         (e) Non-Competition.  As a further inducement to Buyer to purchase the
             ---------------
Securities, A. Walter MacEachern and Michael A. Russell, two of the Sellers, severally and not jointly, agree that for a period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the "Non-Competition Period"), each of them will not, either directly or indirectly, individually or in conjunction with any other Person as an employee, partner, stockholder, representative, agent, or otherwise, compete with the Company by engaging in the development, license, manufacture, sale or distribution anywhere in the United States, of any product presently manufactured, sold or distributed by the Company or in development by the Company as of the date hereof. Notwithstanding the aforesaid, if any of the Sellers are on the Closing Date, or thereafter become, parties to any employment agreement with the Company which contains a different Non-Competition Period, the Non-Competition Period contained in the said employment agreement shall prevail in the event such Seller's employment with the Company is terminated.

         (f) Lease.  Prior to the Closing Date, the Seller shall obtain from the
             -----
Landlord and deliver to Buyer any consents that may be required by the Lease as a result of the sale of the Securities by the Sellers to Buyer and/or as a result of the Company's issuance of the Newly Issued Securities to Buyer.

     5.2 Covenants of Buyer.  Buyer covenants and agrees as follows:
         ------------------

         (a) Financial and Other Information.  Buyer will (i) hold all of the
             -------------------------------
books and records of the Company existing on the Closing Date (or copies, microfiche or other comparable reproductions thereof (collectively "Books and Records") and not destroy or dispose of any thereof for a period of eight (8) years from the Closing Date or such longer time as may be required by law, and thereafter, if it desires to destroy or dispose of any such Books and Records, will offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Sellers and (ii) provide to Sellers financial information with respect to the Company for the portion of the current fiscal year during which the Securities were owned by Sellers in accordance with past practice to allow Sellers to comply with securities law, financial and tax reporting and accounting requirements. Buyer shall reasonably cooperate with Sellers after the Closing Date so that Sellers have access to the business records, contracts, regulatory filings and related materials, and other information relating to the Company and the Business as is reasonably necessary for (a) the preparation for or the prosecution or defense of any suit, action, litigation or administrative, arbitration or other proceeding or investigation by or against Sellers, (b) the preparation and filing of any tax return or election relating to the Company and the Business and any audit by any taxing authority of any Returns of Sellers relating thereto, and in this respect, Buyer agrees that the Company, within sixty (60) days after the Closing Date, will prepare and file the Company's Subchapter S short term Tax Returns and will thereafter provide for the distribution to the Sellers, consistent with the Company's prior practice, of such funds as are required for the Sellers to pay any Tax that may be due as a result of said short term Tax Returns, and (c) the preparation and filing of any other documents required by any Authority. The access to Books and Records contemplated by this Section 5.2(b) shall be during normal business hours and upon not less than two (2) Business Days prior written request.

          (b) Solicitation of Employees.  If this Agreement is terminated in
              -------------------------
accordance with Section 8.3, Buyer agrees that neither it nor any of its Affiliates will solicit, entice or offer employment to any employee of the Company for a period of three (3) years from the date of this Agreement; provided, that the foregoing shall not prohibit Buyer from employing any individual who has received notice of termination from, or ceased to be employed by, the Company prior to the first time such individual discussed employment by Buyer with any representative of Buyer.

          (c) Employees and Employee Benefits.
              -------------------------------

          (i) Offer of Employment, Continued Employment, Severance.  Buyer
              ----------------------------------------------------
agrees to continue the employment, as of the Closing Date, of each Employee at a rate of pay at least equal to the Employee's rate of pay in effect on the Business Day immediately preceding the Closing Date. Schedule 5.2(c)(i) (which
                                                      ------------------
shall be updated by Sellers or the Company on the Closing Date)
shall set forth each Employee's current rate of pay, position and date of hire. For purposes of this covenant, Buyer shall be entitled to rely on the accuracy thereof and, with respect to such Employee's benefits under the Company's Benefit Plans, on the materials referred to in Schedule 4.1(k). Buyer shall have
                                            ------------------
no obligation whatsoever with regard to any Employees or former Employees of the Company constituting (a) retired or inactive employees, who are not, or shall have ceased to be, Employees as of the Business Day immediately preceding the Closing Date; or (b) Employees who do not accept any offer of employment that may be extended by Buyer and do not work for Buyer at least one (1) day. The Company shall be solely responsible for all salaries or wages accruing on or after the Closing Date with respect to any of the Employees that become employees of Buyer. After the Closing Date, the Company may, at its discretion, change the conditions of employment, except as concerns such employment agreements referred to in Section 5. 1 (b)(viii) above; provided, however, that during the period from the Closing Date until February 28, 1999, the Company agrees to maintain or cause to be maintained wages, compensation levels, employee pension and welfare plans and other employee benefits for the benefit of the Company's Employees which are, in the aggregate, no less favorable than those wages, compensation levels and other benefits provided under the Company's Benefit Plans that are in effect on the date of this Agreement. In addition, the Company's Employees shall be permitted to participate in the Buyer's 401(k) at the earliest practical date. Sellers and the Company represent and warrant that the sale of the Securities and/or the Newly Issued Securities contemplated by this Agreement, will not give rise to any severance or termination benefits under any of the Benefit Plans described in Schedule 4.1(k) hereto for which
                                            ---------------
Buyer shall be responsible.

          (ii) No Third Party Beneficiaries, No Buyer Limitations.  Nothing
               --------------------------------------------------
expressed or implied in this Section 5.2 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company with respect to continued employment (or resumed employment) with Buyer or any Affiliate of Buyer. Further, no provision of this Section 5.2 shall create any such rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company with respect to any benefits that may be provided, directly or indirectly, under any employee compensation and benefits plans, programs, policies or arrangements or any plan or arrangement which may be established by Buyer. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate, after the Closing Date, any specific plan or arrangement of Buyer.

     5.3 Mutual Covenants.  Each of the Sellers, the Company and Buyer covenants
         ----------------
and agrees as follows:

         (a)  Publicity.  Prior to the Closing, Sellers and the Company on the
              ----------
one hand and Buyer on the other hand agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any of them without the prior consent (which consent shall not be unreasonably withheld) of the other, except such release or announcement as may be required by law or the rules or regulations of any United States or foreign securities exchange or the NASDAQ Stock Market, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of issuing such release or announcement.

          (ii) No Third Party Beneficiaries, No Buyer Limitations.  Nothing
               --------------------------------------------------
expressed or implied in this Section 5.2 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company with respect to continued employment (or resumed employment) with Buyer or any Affiliate of Buyer. Further, no provision of this Section 5.2 shall create any such rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company with respect to any benefits that may be provided, directly or indirectly, under any employee compensation and benefits plans, programs, policies or arrangements or any plan or arrangement which may be established by Buyer. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate, after the Closing Date, any specific plan or arrangement of Buyer.

     5.3 Mutual Covenants.  Each of the Sellers, the Company and Buyer covenants
         ----------------
and agrees as follows:

         (a)  Publicity.  Prior to the Closing, Sellers and the Company on the
              ---------
one hand and Buyer on the other hand agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any of them without the prior consent (which consent shall not be unreasonably withheld) of the other, except such release or announcement as may be required by law or the rules or regulations of any United States or foreign securities exchange or the NASDAQ Stock Market, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of issuing such release or announcement.

         (b) Reasonable Diligent Efforts.  Subject to the terms and conditions
             ---------------------------
of this Agreement, each party will, severally, use its reasonable diligent efforts to cause the Closing to occur as promptly as reasonably possible.

         (c) Cooperation.  The Sellers, the Company and the Buyer shall
             -----------
cooperate with each other and shall cause their respective officers, employees, agents, auditors and representatives to cooperate with the others during the period prior to the Closing and for a period of one hundred twenty (120) days after the Closing to ensure the orderly transition of the Company from the Sellers to the Buyer and reasonably minimize any disruption to the respective businesses of the Company and Buyer that might result from the transactions contemplated hereby. Neither the Sellers nor the Buyer shall be required by this Section 5.3(d) to take any action that would unreasonably interfere with the conduct of the business of the Company or of Buyer.

         (d) Tax Treatment.  Sellers on the one hand and Buyer on the other hand
             -------------
agree to treat the sale of the Securities contemplated by this Agreement in accordance with its form as a sale of capital stock of the Company for tax purposes.

                                  ARTICLE VI
                               OTHER AGREEMENTS

     6.1 Certain Understandings.  Each of the parties is sophisticated and was
         ----------------------
advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the parties hereby acknowledges that (i) no party has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this

Agreement (including the Schedules hereto) and other documents delivered at the Closing, (ii) there are no representations or warranties by or on behalf of any party hereto or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement or in documents delivered at the Closing, and (iii) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement.

     6.2 Further Assurances.  From time to time, as and when requested by any
         ------------------
party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     6.3 Tax Matters. (a) Sellers shall be responsible for the preparation, on a
         -----------
basis consistent with Returns filed for the previous periods, and filing of all Federal, state and local income Tax Returns of the Company for all taxable periods that are due (giving effect to valid extensions) before the Closing Date ("Sellers' Tax Returns"). Sellers shall make all payments required with respect to Sellers' Tax Returns, as well as the payments required with respect to the Subchapter S short term Tax Returns referred to in Section 5.2(a) above.

         (b) Buyer and/or the Company will be responsible for the timely (i) preparation and filing of all Returns of the Company and (ii) payment of all Taxes related thereto, for periods of time beginning on the Closing Date and ending after the Closing Date or accrued on the Interim Financial Statements or otherwise set forth on Schedule 4.1(e).
                                ------

         (c) Sellers and Buyer shall provide reasonable cooperation to each other in connection with (i) the preparation or filing of any Return, Tax election, Tax consent or certification, or any claim for a Tax refund, (ii) any determination of liability for Taxes, and (iii) any audit, examination or other proceeding in respect of Taxes related to the Company. Such cooperation shall include, if requested by Sellers, making available, on a reasonable basis, employees of Buyer or the Company, as the case may be, whose out-of-pocket costs, if any, shall be reimbursed by the Sellers. After the Closing Date, Sellers and Buyer shall make available to each other, as reasonably requested, all information, records or documents of the Company for all periods prior to and including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations, including extensions thereof, provided that notice of such extension is given to the party which did not grant the extension, but in all events such information, records and documents shall be preserved for a period of not less than eight (8) years.

         (d) Sellers shall have the right, at their own expense, to control any audit or examination by any Authority to initiate any claim for refund, to amend any Company Tax Return or to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Sellers' Tax Returns (whether or not a Tax Return was actually filed). Buyer shall notify Sellers within ten (10) days following receipt of notice from any taxing or other Authority relating to any proposed investigation, audit or other proceeding that may affect Sellers' Tax Returns.

         (e) Tax Indemnity. Notwithstanding the provisions of Article VII of
             -------------
this Agreement, Sellers agree to indemnify Buyer for and hold Buyer harmless from any Taxes of the

Company with respect to Sellers' Tax Returns or otherwise with respect to any Taxes which are not either accrued on the Interim Financial Statements or set forth on Schedule 4.1 (e), are payable or due prior to the Closing Date and which relate to the ownership and/or operation of the Business prior to the Closing Date (including, without limitation, all interest, penalties, reasonable costs of defense and reasonable legal fees and expenses incurred by Buyer). Notwithstanding the provisions of Article VII of this Agreement. Buyer shall indemnify and hold Sellers harmless for all Tax liabilities of the Company including, without limitation, all interest, penalties, reasonable costs of defense and reasonable legal fees incurred by Sellers, payable with respect to any period on and after the Closing Date (other than amounts that are the responsibility of Sellers pursuant to Section 6.3(a) of this Agreement).

                                  ARTICLE VII
                                INDEMNIFICATION

     7.1 Indemnification by Sellers. (a) Sellers hereby agree to indemnify
         --------------------------
Buyer, its Affiliates and, after the Closing Date, the Company and their respective officers and directors against and hold them harmless on a net after-Tax basis from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses and costs of enforcing any right to indemnification pursuant to this Agreement (a "Loss") suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 6.3 of this Agreement) as a direct consequence of (i) any breach of any representation or warranty of Sellers contained in this Agreement which by the terms of Section 8.4 survives the Closing, (ii) any breach of any covenant of Sellers contained in this Agreement; provided, however, that the covenants of A. Walter

MacEachern and Michael A. Russell, two of the Sellers, set forth in Section 5.1
(f) are several and not joint and several, and any breach by either individual of such covenants shall only create an obligation hereunder of such individual,
(iii) the release or threatened release of any Hazardous Substance by the Company or its employees or agents during the Company's ownership, lease or operation of real property now or formerly owned, leased or operated by the Company (or with respect to the Facility, during or prior to the Company's lease of the Facility) to the extent arising prior to the Closing Date at, on, or under any portion of such real property which requires remediation by the Company under applicable Environmental Laws or which constitutes a violation by the Company of applicable Environmental Laws or the off-site disposal or shipment for disposal by the Company prior to the Closing Date of any Hazardous Substance, or (iv) the injury to or the death of any employee of the Company or any other third person resulting from the release or threatened release by the Company or its employees or agents of any Hazardous Substance that arose prior to the Closing Date, regardless of where such release occurred and regardless of when the injury or death of such person occurred or occurs; provided, however, that Sellers shall not have any liability hereunder (other than with respect to clause (ii) above) unless and until the aggregate of all Losses, for which Sellers would, but for this proviso, be liable exceeds on a cumulative basis a dollar amount equal to One Hundred Thousand Dollars ($100,000.00) (the "Basket"), and then only to the extent of any amount which, in the aggregate, exceeds the Basket; provided, further, that Sellers shall not have any liability hereunder unless and until the amount of Loss with respect to each individual matter, or series of related matters, exceeds Ten Thousand Dollars ($10,000.00) (the "Sub-limit"); provided, further, that the maximum aggregate obligation of Sellers to Buyer (including, but not limited to, liabilities of

Sellers for costs, expenses and attorneys' fees paid or incurred in connection therewith or in connection with the curing of any or all breaches of the Sellers' representations and warranties) collectively pursuant to this Section 7.l(a) shall not exceed Three Million Dollars ($3,000,000.00) (the "Cap"); provided, however that the Cap shall not apply to any obligation arising out of the Tax indemnification provided for in Section 6.3(e) of this Agreement; nor shall any such Tax obligation be included in determining or calculating the Cap.

         (b) Buyer acknowledges and agrees that Sellers shall not have any liability under any provision of this Agreement for any Loss to the extent that such Loss relates to actions taken by or omitted to be taken by Buyer, the Company or their respective Affiliates after the Closing Date.

     7.2 Indemnification by Buyer. (a) Buyer and, after the Closing, the
         ------------------------
Company, hereby agrees to indemnify Sellers against and hold them harmless on a net after-Tax basis from any loss suffered or incurred by Sellers (other than any relating to Taxes, for which indemnification provisions are set forth in
Section 6.3 of this Agreement) as a direct consequence of (i) any breach of any representation or warranty of the Buyer contained in this Agreement which by the terms of Section 8.4 survives the Closing, (ii) any breach of any covenant of Buyer contained in this Agreement, (iii) any obligation or liability of the Company arising on or after the Closing Date (except to the extent Sellers are obligated to indemnify Buyer pursuant to Section 7.1(a) of this Agreement), or
(iv) without limiting the indemnity provided in clause (iii) of this Section 7.2, the release or threatened release, or the exacerbation of any pre-Closing release (but only to the extent of such exacerbation), of any Hazardous Substance, to the extent arising after the Closing Date at, on, or under any portion of the real property owned, leased or operated by the Company (including, without limitation, the

Facility) which requires remediation under applicable Environmental Laws or which constitutes a violation of applicable Environmental Laws or the off-site disposal or shipment for disposal by the Company on or after the Closing Date of any Hazardous Substance; provided, however, that Buyer shall not have any liability hereunder unless and until the aggregate of all Losses, for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis the Basket, and then only to the extent of any amount which, in the aggregate, exceeds the Basket; provided, further, that Buyer shall not have any liability hereunder unless and until the amount of Loss with respect to each individual matter, or series of related matters, exceeds the Sub-limit; provided, further, that the maximum aggregate obligation of Buyer to the Sellers (including, but not limited to, liabilities of the Buyer for costs, expenses and attorneys' fees paid or incurred in connection therewith or in connection with the curing of any or all breaches of Buyer's representations or warranties) collectively pursuant to this Section 7.2(a) shall not exceed the Cap.

     7.3 Losses Net of Insurance, Etc.  The amount of any Loss for which
         ----------------------------
indemnification is provided under this Article VII shall be net of (i) in the case of Section 7.1, any accruals or reserves on the Annual Financial Statements which relate specifically to such Loss, (ii) any amounts recovered by the Indemnified Party (as such term is defined in Section 7.5 of this Agreement) pursuant to any indemnification by or indemnification agreement with any third party, (iii) the positive difference, if any, between (a) any insurance proceeds or other cash receipts or sources of reimbursement recovered as an offset against such Loss and (b) the net present value of any increase in insurance premiums payable by the Indemnified Party which such party is able to demonstrate to the Indemnifying Party (as such term is defined in Section 7.5 of this Agreement) is directly attributable to any insurance proceeds paid on account of such Loss (each such Person named in clauses (i), (ii) and (iii), a "Collateral Source") and (iv) an amount equal to the Tax benefit, if any, attributable to such Loss. If the amount to be netted hereunder from any payment required under Sections 7.1 or 7.2 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article VII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VII had such determination been made at the time of such payment.

     7.4 Termination of Indemnification.  The obligations to indemnify and hold
         ------------------------------
harmless a party hereto, pursuant to Sections 7.1 and 7.2, shall terminate when the applicable representation or warranty terminates pursuant to Section 8.4; provided; however, that the obligation of Sellers to indemnify and hold harmless Buyer pursuant to Section 7.1(a) clause (iii) with respect to the Facility shall terminate on the third anniversary of the Closing Date; provided, further, that the obligation of Sellers to indemnify and hold harmless Buyer pursuant to
Section 7.1(a) clause (iii) with respect to the off-site disposal or shipment for disposal by the Company prior to the Closing Date of any Hazardous Substance and pursuant to Section 7.1(a) clause (iv) with respect to injury or death resulting from a release or threatened release of any Hazardous Substance shall terminate on the fifth (5th) anniversary of the Closing Date; provided, further, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified (or the related party thereto) shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the party providing the indemnification. Notwithstanding the aforesaid, the obligations of all of the Sellers, other than A. Walter MacEachern and Michael A. Russell, to indemnify and hold harmless the Buyer pursuant to Section 7.1 of this Agreement shall terminate on the first anniversary of the Closing Date. In addition, the obligations of the Buyer and the Company to indemnify and hold harmless the Sellers, pursuant to Section 7.2 of this Agreement, shall terminate on the first
(1st) anniversary of the Closing Date except that the obligations of the Buyer and the Company to indemnify and hold harmless the Sellers, pursuant to Section 7.2(a)(iv) with respect to the Facility, shall terminate on the third (3rd) anniversary of the Closing Date, and the obligations of the Buyer and the Company to indemnify and hold harmless the Sellers, pursuant to Section 7.2 (iv) with respect to off-site disposal, or shipment for disposal, by the Company on or after the Closing Date of any Hazardous Substances shall terminate on the fifth (5th) anniversary of the Closing Date.

     7.5 Procedures Relating to Indemnification under Sections 7.1 and 7.2 In
         -----------------------------------------------------------------
order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under Sections 7.1 or 7.2 of this Agreement in respect of, arising out of or involving a claim or demand made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of the Third Party Claim within ten (10) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice).

Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including, without Stations court papers) received by the Indemnified Party relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, assume at any time the defense thereof with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Should the Indemnified Party so elect to assume and control the defense and settlement of a Third Party Claim (assuming the Indemnifying Party has not chosen to assume such defense), the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense or settlement thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in, but not control, the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (subject to the first sentence of the first paragraph of this Section 7.5). Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, both parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's written request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying

Party shall have assumed the defense of a Third Party Claim, the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnified Party's prior written consent.

     7.6 Exclusive Remedy.  The indemnification provided in this Article II
         ----------------
shall be the sole and exclusive remedy after the Closing Date for monetary damages available to Buyer and Sellers for breach of any of the terms, conditions, representations or warranties contained herein. As between Sellers on the one hand, and Buyer and its Affiliates, including without limitation after the Closing, the Company, on the other hand, the rights and obligations set forth in this Agreement will be the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby. Without limiting the generality or effect of the foregoing, as a material inducement to the other parties hereto entering into this Agreement, and in right of, among other factors, the acknowledgments contained in this Section 7.6, each of the parties to this Agreement hereby waives any claim or cause of action, known and unknown, foreseen and unforeseen, which exists or may arise in the future, or which it otherwise might assert, including without limitation under the common law or Federal or state securities laws, trade regulation laws, Environmental Laws (including CERCLA or any other statutes now or hereafter in effect) or other laws, by reason of this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby or thereby, except for (i) claims or causes of action brought under or in accordance with and subject to the terms and conditions of this Agreement, or (ii) injunctive or other equitable relief (other than for rescission or rescissory or similar damages). Notwithstanding any other provision contained in this Section 7.6, none of the parties to this Agreement shall be deemed to have waived or otherwise limited such party's rights on account of any fraudulent act by any of the other parties hereto. In addition and notwithstanding any limitation in this Section to the applicability of this Section, each of the Sellers hereby waives and releases the Company from any and all other claims or causes of action, known and unknown, foreseen and unforeseen, which any of the Sellers may have, as of the date of this Agreement, against the Company for any reason whatsoever.

     7.7 Collateral Sources.  Indemnification under this Article VII shall not
         ------------------
be available to any Indemnified Party unless such Indemnified Party concurrently seeks recovery from any Collateral Source for such claim. Any Indemnifying Party may, in its sole discretion, require any Indemnified Party to grant an assignment of the right of such Indemnified Party to assert a claim against any Collateral Source. In the event of such assignment, the Indemnifying Party will pursue such claim at its own expense.

     7.8 Certain Limitations.  Sellers hereby agree that if any payment by
         -------------------
Sellers is made under the terms of this Agreement, Sellers shall have no rights or causes of action against the Company or any director, officer, employee or agent thereof, whether by reason of contribution, indemnification, subrogation, set off or otherwise (including, without limitations, by reason of the making of the Company of representations and warranties hereunder, it being understood and agreed that the Company made such representations and warranties for the benefit of Sellers), in respect of any such payments, any action or inaction at or prior to the Closing Date, or in respect of any representation, warranty, covenant or agreement made by the Company hereunder, and shall not take any action against the Company or any director, officer, employee or agent thereof with respect thereto. Any such rights which Sellers may, by operation of law or otherwise, have against the Company or any director, officer, employee or agent thereof shall, at the Closing Date, be deemed to be hereby expressly and knowingly waived.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1 Assignment.  This Agreement and the rights hereunder shall not be
         ----------
assignable or transferable by Buyer at any time prior to the payment of the Securities Purchase Price (subject to any adjustment in accordance with Section 2.1(c)(ii) of this Agreement), or by the Sellers (including by sale of stock, operation of law in connection with a merger, or sale of substantially all the assets of Buyer or the Company), without the prior written consent of the other party hereto. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the successors and permitted assigns of the respective parties hereto.

     8.2 No Third-Party Beneficiaries.  Except as provided in Article VII, this
         ----------------------------
Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     8.3 Termination.
         -----------

         (a) This Agreement may be terminated by written notice given by Buyer to Sellers or Sellers to Buyer (i) if the Closing shall not have occurred by September 1, 1998, other than as a result of a material default by the party seeking to terminate, or (ii) if (x) the purchase and sale of the Securities and/or the Newly Issued Securities contemplated hereby shall violate any non-appealable final order, decree or judgment of any Authority having competent jurisdiction or (y) there shall be a statute, rule or regulation which makes the purchase and sale of the Securities and/or the Newly Issued Securities contemplated hereby illegal or otherwise prohibited.

         (b) In the event of termination by Sellers or Buyer pursuant to paragraph (a) of this Section 8.3, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by either. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Buyer shall return all documents and other material received from Sellers, or the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Sellers;

          (ii) only the provisions of Sections 5.2(b), 8.5, 8.9, 8.10, 8.11 and
8.15 hereof shall remain in full force and effect; and

          (iii) in no event shall any termination of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has willfully breached any of the agreements or other provisions of this Agreement prior to termination hereof.

     8.4 Survival of Representations.  The representations and warranties in
         ---------------------------
this Agreement shall survive the Closing solely for purposes of Sections 7.1 and
7.2 of this Agreement and shall terminate at the close of business on the first anniversary of the date hereof, provided, however that as concerns A. Walter MacEachern and Michael A. Russell, two of the Sellers, the representations and warranties in Section 4.1(c), Section 4.1(k), Section 4.1(g), and Section 4.1(n) of this Agreement shall terminate at the close of business on the fifth (5th) anniversary of the Closing Date.

     8.5 Expenses.  Whether or not the transactions contemplated hereby are
         --------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as may otherwise be expressly provided in this Agreement.

     8.6 Amendments.  No amendment to or modification of this Agreement shall be
         ----------
effective unless it shall be in writing and signed by each of the parties hereto.

     8.7 Notices.  All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission to the facsimile number, if any, given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the date after delivery to a reputable nationally recognized overnight courier service or
(d) three (3) days after being mailed by registered or certified mail (return receipt requested) by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (i)  If to Sellers:

                         A. Walter MacEachern
                         13 Freedom Road
                         Woburn, MA  01801

                         Michael A. Russell, Jr.
                         105 Atlantic Avenue
                         Cohasset, MA 02025

                         With a required copy to:

                         Choate, Hall & Stewart
                         Attn: Lyman G. Bullard, Jr., Esquire
                         53 State Street
                         Boston, MA 02109
                         Telecopier:  617/248-4000

                  (ii)   If to Arrow,

                         Arrow International, Inc.
                         2400 Bernville Road
                         Reading, Pennsylvania 19605
                         Attention:  Vice President-Finance
                         Telecopier: 610/478-3177

                  With a required copy to:

                         Rhoda, Stoudt & Bradley
                         Attention:  Robert H. Kauffman, Esquire
                         501 Washington Street
                         P.O. Box 877
                         Reading, PA 19603-0877
                         Telecopier:  610/374-6061

                  (iii)  If to the Company, to:

                         Medical Parameters, Inc.
                         30 G Commerce Way
                         Woburn, MA 01801
                         Attention:  President
                         Telecopier: 781/935-5931

Such addresses may be changed, from time to time by means of a notice given in the manner provided in this Section (provided that no such notice shall be effective until it is received by the other parties hereto). Notice to the Sellers named above in this Section shall constitute notice to all of the Sellers without further notice to the other Sellers.

     8.8 Fees.  Each party hereto hereby agrees that no broker or finder has
         ----
acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof.

     8.9 Consent to Jurisdiction.  Buyer and Sellers each irrevocably submits to
         -----------------------
the nonexclusive jurisdiction of (a) the state courts of the Commonwealth of Pennsylvania, Berks County, and (b) the United States District Court for the Eastern District of Pennsylvania, for the purpose of any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby. Buyer and Sellers consent to service of process in accordance with the procedures set forth in Section 8.7 of this Agreement or as otherwise permitted by law.

     8.10  Severability.  If any provision of this Agreement or the application
           ------------
of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision hereof.

     8.11  Interpretation.  All references to immediately available funds or
           --------------
dollar amounts contained in this Agreement shall mean United States dollars.
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
The parties acknowledge and agree that (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its revision, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be constructed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement. All information disclosed by Sellers in any Schedule hereto or any representation or warranty herein shall be deemed to have been disclosed in any other Schedule hereto or any representation or warranty herein where such disclosure of such information is required or pertains to a representation or warranty made by Sellers herein. Reference in this Agreement to dollar amount thresholds (including such references in Article VII of this Agreement) shall not, for purposes of this Agreement, be deemed to be evidence of materiality or a Material Adverse Effect.

     8.12  Waiver.  Waiver of any term or condition of this Agreement by any
           ------
party shall be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     8.13  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     8.14  Entire Agreement.  This Agreement, including the Schedules hereto and
                  ---------
the other documents delivered pursuant to this Agreement, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter.

     8.15  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within the Commonwealth of Pennsylvania, without regard to the conflicts of law principles thereof.

     8.16  Gender and Number.  When the sense so requires, words of any gender
           -----------------
used in this Agreement shall be deemed to include any other gender and words used in the singular number shall be deemed to include the plural, and vice versa.

     IN WITNESS WHEREOF, the parties hereto, INTENDING TO BE LEGALLY BOUND, have executed, or caused this Agreement to be executed by their duly authorized officers, the day and year first above written.

                                         A. Walter MacEachern          (SEAL)
                                         ------------------------------
                                         A. WALTER MacEACHERN

                                         A. Gary MacEachern            (SEAL)
                                         ------------------------------
                                         A. GARY MacEACHERN

                                         Gayle MacEachern Chase        (SEAL)
                                         ------------------------------
                                         GAYLE MacEACHERN CHASE

                                         Charles MacEachern            (SEAL)
                                         ------------------------------
                                         CHARLES MacEACHERN

                                         Chris MacEachern              (SEAL)
                                         ------------------------------
                                         CHRIS MacEACHERN

                                         Matthew MacEachern            (SEAL)
                                         ------------------------------
                                         MATTHEW MacEACHERN

                                         Stephanie MacEachern          (SEAL)
                                         ------------------------------
                                         STEPHANIE MacEACHERN

                                         Mary MacEachern               (SEAL)
                                         ------------------------------
                                         MARY MacEACHERN

                          ONE SIGNATURE PAGE FOLLOWS

                                         Michael A. Russell             (SEAL)
                                         -------------------------------
                                         MICHAEL A. RUSSELL

                                         Arthur S. Lynch                (SEAL)
                                         -------------------------------
                                         ARTHUR S. LYNCH

                                         Stephen P. Buckley             (SEAL)
                                         -------------------------------
                                         STEPHEN P. BUCKLEY

                                         Michael A. Russell, Jr.        (SEAL)
                                         -------------------------------
                                         MICHAEL A. RUSSELL, JR.

                                         Amy Russell                    (SEAL)
                                         -------------------------------
                                         AMY RUSSELL

                                                      "SELLERS"


                                         MEDICAL PARAMTERS, INC.

                                     By: A. Walter MacEachern
                                         -------------------------------
                                         A. Walter MacEachern, President

                                 Attest: Mary MacEachern
                                         -------------------------------
                                         Mary MacEachern, Clerk

                                                      "COMPANY"

                                          ARROW INTERNATIONAL, INC.

                                     By: Marlin Miller Jr.
                                         ---------------------------------
                                         President

                                 Attest: Raymond Neag
                                         ---------------------------------
                                         (Assistant) Secretary

                                                    "BUYER"

          SHAREHOLDER                       ADDRESS               SHARES

          Michael Arthur Russell            Cohassett, MA        229.500
          Arthur S. Lynch                   Westwood, MA          20.000
          Stephen Paul Buckley              Hingham, MA           10.000
          Alexander Walter MacEachern       Woburn, MA           578.200
          Mary Reimer MacEachern            Woburn, MA            38.200
          Gayle Marie Chase                 Charlestown, MA       20.600
          Alexander Gray MacEachern         Lynnfield, MA         20.600
          Christopher Charles MacEachern    West Palm Beach, FL   20.600
          Charles Henry MacEachern          Hudson, NH            20.600
          Stephanie Ann MacEachern          Newton, MA            20.600
          Matthew Reimer MacEachern         Boston, MA            20.600
          Amy Elizabeth Russell             Boston, MA             0.250
          Michael Arthur Russell, Jr.       Berkley, CA            0.250
                                                               ---------

                                                               1,000.000
                                                               =========

                                  EXHIBIT "B"



             WAIVED BY COUNSEL FOR SELLERS AND COUNSEL FOR BUYERS

                                  EXHIBIT "C"




             WAIVED BY COUNSEL FOR SELLERS AND COUNSEL FOR BUYERS

                 Schedule 4.1(c) - Encumbrances on Securities

                                     None

                 Schedule 4.1(d)-- Subsidiaries of the Company

                                     None

                                                            FINANCIAL STATEMENTS

                                                        MEDICAL PARAMETERS, INC.

                                                               FEBRUARY 28, 1998

CONTENTS

________________________________________________________________________________




  INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS..      1

  FINANCIAL STATEMENTS:
     Statements of Financial Position...................      2
     Statements of Earnings.............................      3
     Statements of Cash Flows...........................      4

  NOTES TO FINANCIAL STATEMENTS.........................    5-8

  SUPPLEMENTAL SCHEDULES:
     Schedules of Property and Equipment................      9
     Schedules to Statements of Earnings................     10

  FINANCIAL STATEMENT RATIOS............................  11-13

BACALL & CONNIFF, P.C.                              Certified Public Accountants
================================================================================
                                                 ONE ELEVEN STATE STREET
                                                 BOSTON, MASSACHUSETTS 02109
                                                           ------
                                                 TELEPHONE (617) 367-3250
                                                    FAX    (617) 367-2511

                         INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors of
MEDICAL PARAMETERS, Inc.

We have audited the accompanying statements of financial position of MEDICAL PARAMETERS, INC. as of February 28, 1998 and 1997, and the related statements of earnings and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MEDICAL PARAMETERS, INC. as of February 28, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information contained in pages nine and ten is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

June 30, 1998

                                                         Bacall & Conniff, P.C.

                           MEDICAL PARAMETERS, INC.
                           ------------------------
                       STATEMENTS OF FINANCIAL POSITION
                       --------------------------------
                          FEBRUARY 28, 1998 and 1997
                          --------------------------


                                    ASSETS
                                    ------

                                                     1998       1997
                                                  ---------  ---------
      CURRENT ASSETS
      --------------
        Cash and cash equivalents                   333,010    168,906
        Accounts receivable                       1,426,965  1,498,689
        Inventory                                 1,265,256  1,284,689
        Due from stockholders                        28,290     22,568
        Prepaid expenses                             79,409     97,049
                                                  ---------  ---------
          Total current assets                    3,132,930  3,071,901
                                                  ---------  ---------

      PROPERTY AND EOUIPMENT                        213,671    262,374
      ----------------------                      ---------  ---------

      OTHER ASSETS
      ------------
        Cash surrender value of life insurance       92,404     38,987
        Deposits                                    327,704    224,550
                                                  ---------  ---------
          Total other assets                        420,108    263,537
                                                  ---------  ---------

      TOTAL ASSETS                                3,766,709  3,597,812
      ------------                                =========  =========

                     LIABILITIES AND STOCKHOLDERS' EOUITY
                     ------------------------------------

CURRENT LIABILITIES
-------------------

        Notes payable - bank                              0    360,000
        Current maturities of long-term debt        147,495    176,676
        Accounts payable                            462,383    491,747
        Accruals and other current liabilities      323,678    229,980
                                                  ---------  ---------
          Total current liabilities                 933,556  1,258,403
                                                  ---------  ---------

      LONG-TERM DEBT
      --------------
        Term notes payable - bank                   326,899    503,575
          Less: current portion                     147,495    176,676
                                                  ---------  ---------
            Net long-term debt                      179,404    326,899
                                                  ---------  ---------

      TOTAL LIABILITIES                           1,112,960  1,585,302
      -----------------                           ---------  ---------

      STOCKHOLDERS' EOUITY
      --------------------
        Common stock - no par value -
         10,000 shares authorized;
          1,000 shares issued and outstanding        10,000     10,000
        Retained earnings                         2,643,749  2,002,510
                                                  ---------  ---------
          Total stockholders' equity              2,653,749  2,012,510
                                                  ---------  ---------

      TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                       3,766,709  3,597,812
       --------------------                       =========  =========

             See accountants' audit report and accompanying notes.

                           MEDICAL PARAMETERS, INC.
                           ------------------------
                            STATEMENTS OF EARNINGS
                            ----------------------
                FOR THE YEARS ENDED FEBRUARY 28, 1998 AND 1997
                ----------------------------------------------

                                           1998     Pct       1997      Pct
                                        ---------  ------  ---------   ------

      SALES
      -----
        Sales - Walrus Products         8,250,453   84.92  6,869,264    75.56
        Sales - Distributed Products    1,385,004   14.26  2,066,987    22.74
        Commissions                        43,674    0.45    140,412     1.54
        Service Income                     36,210    0.37     14,000     0.15
                                        ---------  ------  ---------   ------
          Total sales                   9,715,341  100.00  9,090,663   100.00
                                        ---------  ------  ---------   ------

      COST OF SALES
      -------------
        Walrus division                 4,816,884   58.38  4,225,093    61.51
        Distributor products            1,000,543   72.24  1,456,340    70.46
                                        ---------  ------  ---------   ------
          Total cost of sales           5,817,427   59.88  5,681,433    62.50
                                        ---------  ------  ---------   ------

      GROSS PROFIT
      ------------
        Walrus division                 3,433,569   41.62  2,644,171    38.49
        Distributor products              384,461   27.76    610,647    29.54
        Commissions                        43,674  100.00    140,412   100.00
        Service Income                     36,210  100.00     14,000   100.00
                                        ---------  ------  ---------   ------
          Total gross profit            3,897,914   40.12  3,409,230    37.50
                                        ---------  ------  ---------   ------

      EXPENSES
      --------
        Sales                           1,713,503   17.64  1,535,737    16.89
        Administration                  1,076,426   11.08  1,009,247    11.10
                                        ---------  ------  ---------   ------
          Total expenses                2,789,929   28.72  2,544,984    28.00
                                        ---------  ------  ---------   ------

      NET INCOME BEFORE TAXES           1,107,985   11.40    864,246     9.51
      -----------------------

      PROVISION FOR TAXES                  69,000    0.71     38,753     0.43
      -------------------               ---------  ------  ---------   ------

      NET INCOME BEFORE
       EXTRAORDINARY ITEMS              1,038,985   10.69    825,493     9.08
       -------------------

      EXTRAORDINARY ITEMS                 225,000    2.32   (152,226)   (1.67)
      -------------------               ---------  ------  ---------   ------

      NET INCOME                        1,263,985   13.01    673,267     7.41
      ----------

      RETAINED EARNINGS
       BEGINNING OF YEAR                2,002,510          1,751,243
       -----------------

      LESS: DIVIDENDS                     622,746            422,000
      ---------------                   ---------          ---------

      RETAINED EARNINGS
       END OF YEAR                      2,643,749          2,002,510
       -----------                      =========          =========

             See accountants' audit report and accompanying notes.

                           MEDICAL PARAMETERS, INC.
                           ------------------------
                           STATEMENTS OF CASH FLOWS
                           ------------------------
                FOR THE YEARS ENDED FEBRUARY 28, 1998 AND 1997
                ----------------------------------------- ----

                                                         1998        1997
                                                      -----------  ---------

       CASH PROVIDED BY (APPLIED TO)
        OPERATING ACTIVITIES
        --------------------
        Net income                                     1,263,985    673,267

        Adjustments to reconcile net income
         to net cash provided by operating
         activities:
          Depreciation                                    96,265     92,061
          Changes in operating assets and
           liabilities:
            Accounts receivable                           71,724   (209,362)
            Inventory                                     19,433     19,324
            Miscellaneous receivables                    (10,388)   (10,094)
            Prepaid expenses                              28,028     12,258
            Cash surrender value of life insurance       (53,417)   (19,375)
            Accounts payable                             (29,364)  (195,661)
            Accruals & other current liabilities          93,698     44,598
            Tax and utility deposits                    (103,154)   (85,687)
                                                      ----------   --------
              Net cash provided by/(applied to)
               operating activities                    1,376,810    321,329
                                                      ----------   --------

      CASH (APPLIED TO)
       INVESTING ACTIVITIES
       --------------------
        Acquisition of fixed assets                      (47,562)   (26,922)
                                                      ----------   --------

      CASH (APPLIED TO)
       FINANCING ACTIVITIES
       --------------------
        Dividends to stockholders                       (622,746)  (422,000)
        Loans from/(repayments to) stockholders           (5,722)    (6,490)
        Increase/(decrease) in notes payable            (536,676)    58,324
                                                      ----------   --------
              Net cash provided by/(applied to)
               financing activities                   (1,165,144)  (370,166)
                                                      ----------   --------

      NET CASH FLOW                                      164,104    (75,759)
      -------------

      CASH AT BEGINNING OF YEAR                          168,906    244,665
      -------------------------                       ----------   --------

      CASH AT END OF YEAR                                333,010    168,906
      -------------------                             ==========   ========

      SUPPLEMENTAL CASH FLOW DATA
       Cash paid during the year for:
            Interest                                      94,942     97,335
            Income Taxes                                  51,655     30,099

             See accountants' audit report and accompanying notes.

                           MEDICAL PARAMETERS, INC.
                           ------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                               FEBRUARY 28, 1998
                               -----------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

     A) NATURE OF BUSINESS
        ------------------

        The company develops and manufactures custom fluid high flow delivery systems for which some patents are acquired. They also sell specialty medical products purchased from other medical device manufacturers.

     B) BASIS OF ACCOUNTING
        -------------------

        The company uses the accrual method of accounting. Sales revenues and commissions are recorded at the time of product shipment and expenses are recorded when incurred by the company.

     C) CONCENTRATION OF RISK
        ---------------------

        Amounts on deposit at a single financial institution occasionally exceed the $100,000 federally insured limit. As of February 28, 1998, the amounts on deposit exceeded the insured limit by $29,514.

     D) ESTIMATES
        ---------

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     E) CASH EQUIVALENTS
        ----------------

        The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company has also included a small mutual fund in cash equivalents since it is readily convertible to cash and the balance is immaterial on the financial statements taken as a whole.

     F) INVENTORIES
        -----------

        The inventory is valued at the lower of cost (first-in, first-out method) or market. Inventories consist of:


            Raw Materials      $  493,165  $  430,177
            Work in Process       213,542     219,189
            Finished Goods        558,549     635,323
                               ----------  ----------
                               $1,265,256  $1,284,689
                               ==========  ==========


                           MEDICAL PARAMETERS, INC.
                           ------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                               FEBRUARY 28, 1998
                               -----------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         G) PROPERTY AND EQUIPMENT
            ----------------------

            The company depreciates its property and equipment over their estimated useful lives by the accelerated and straight line methods.

            Expenditures for maintenance and repairs are charged directly to the appropriate operating account at the time the expense is incurred. Expenditures representing additions, betterments, and capitalized lease obligations are included in property and equipment.

         H) S CORPORATION - INCOME TAX STATUS
            ---------------------------------

            The Company, with the consent of its shareholders, had elected under the Internal Revenue Code to be an S corporation effective March 1, 1988. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Thus, no provision for federal income taxes and only the portion of state taxes payable by the corporation are included within these financial statements.

         I) ACCOUNTS RECEIVABLE
            -------------------

            The allowance for doubtful accounts is based on management's evaluation of outstanding accounts receivable at the end of the year. Due to the amount of bad debts incurred in fiscal year 1998 as noted below, management has decided to record an allowance of $10,000 for 1998. The allowance was zero for 1997 as management believed substantially all of the receivables would be collectible. Bad debts were $5,861 for 1998 and $389 for 1997.

NOTE 2 - RETAINED EARNINGS
         -----------------

         The components of retained earnings at the end of the year are as follows:

                                             1998           1997
                                          -----------    -----------

       Pre-election accumulations         $  245,560   $  245,560
       Other adjustments account            (237,580)    (250,106)
       Accumulated adjustments account     2,635,769    2,007,056
                                          ----------   ----------
          Total Retained Earnings         $2,643,749   $2,002,510
                                          ==========   ==========


                            MEDICAL PARAMETERS, INC.
                            ------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                               FEBRUARY 28, 1998
                               -----------------

NOTE 3 - BUILDING RENTAL
         ---------------

         The Company conducts it operations from leased facilities. On March 10, 1997, the Company entered into a new forty-one month lease, classified as an operating lease, which expires on August 31, 2000 with an option to renew for two additional years. The initial base rent was $121,439.41 payable in monthly installments. Also, as additional rent, the Company pays its proportionate share of the real estate taxes and operating costs of the building of which the premises are a part. The additional rent is included in the monthly payments. The total rent expense for the year was $206,410. The base rent increases February 1 of each year as follows:


                          Annual      Monthly
                       ------------  ----------
               1998    $139,360.99   $11,613.41
               1999     144,898.49    12,074.87
               2000      86,074.24*   12,296.32

                      * 7 months only (2/l/00 - 8/31/00)

NOTE 4 - SALES
         -----

         During fiscal 1998, there was no one customer to whom sales of Walrus products or distributor products exceeded 10% of the corporation's sales. As noted below, the sale of distributor products was comprised primarily of Pall Biomedical products and the rights to this line were sold during the year.

NOTE 5 - SUPPLIERS
         ---------

         Elcam Plastics, an Israeli company, provided 39% and NP Medical, Inc. provided 16% of the material purchases during fiscal 1998 for Walrus Products. No other company supplied more than 10% of Walrus materials purchased.

         Pall Biomedical Inc. accounted for virtually all of the distributor products purchased during the current year. As noted below, the rights to this line were sold during the year.

NOTE 6 - EXTRAORDINARY ITEMS
         -------------------

         During 1997, the Company incurred legal, investment banking and accounting fees in relation to a proposed sale of substantially all of its assets to an outside third party. Several issues could not be resolved and the sale was never consummated.

         During 1998, the Company sold its rights to the exclusive distribution of Pall Corporation products in a certain territory to an unrelated corporation. The Company received $225,000 at the time of the sale and will receive another $225,000 subject to certain contingencies.

                           MEDICAL PARAMETERS, INC.
                           ------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                               FEBRUARY 28, 1998
                               -----------------

NOTE 7 - NOTES PAYABLE - BANK
         --------------------

         Currently, the corporation has three agreements with Woburn National Bank for financing. The first is a $750,000 revolving line of credit which carries interest set at prime plus 1.0% and is evidenced by a demand note. The second is a $633,312 sixty month term loan with interest set at prime plus 2.0% and matures on August 20, 2000. The third is a $150,000 thirty-six month term loan with interest set at prime plus 2.0% and matures on August 20, 1998. These loans are secured by a first security interest on "all business assets" and have the unconditional guaranty of A. Walter MacEachern and Michael A. Russell.

         The corporation is in compliance with all loan covenants as of February 28, 1998.

         The balance of each loan on February 28, 1998 is:


                                                           Current    Long-term    Total
                                                          ----------  ---------  ---------
         Term loan                                          $126,672   $179,404   $306,076
         Term loan
          (equipment)                                         20,823        -0-     20,823

         Line of credit                                          -0-        -0-        -0-
                                                            --------   --------   --------
           Total                                            $147,495   $179,404   $326,899
                                                            ========   ========   ========

         Debt maturing in the next five years consists of:
                                                                       Current   Long-Term
                                                                      ---------  ---------
            Fiscal Y/E  2/99                                           $147,495
                        2/00                                                      $126,672
                        2/01                                                        52,732
                        2/02                                                           -0-
                        2/03                                                           -0-
                                                                                  --------
                                                                       $147,495   $179,404
                                                                       ========   ========

NOTE 8 - SUBSEQUENT EVENTS
         -----------------

         As of the date of the auditors' report, the stockholders were negotiating a sale of their shares to an unrelated third party.

                            MEDICAL PARAMETERS, INC.
                            ------------------------
                      SCHEDULES OF PROPERTY AND EOUIPMENT
                      -----------------------------------
                           FEBRUARY 28, 1998 AND 1997
                           --------------------------

                                                          1998     1997
                                                         -------  -------
      PROPERTY AND EOUIPMENT

       Equipment                                         520,706  492,149
         Accumulated depreciation                        376,843  302,482
                                                         -------  -------
                                                         143,863  189,667
                                                         =======  =======

       Motor Vehicles                                     57,292   92,145
         Accumulated depreciation                         29,822   49,384
                                                         -------  -------
                                                          27,470   42,761
                                                         =======  =======

       Leasehold Improvements                             61,103   42,553
         Accumulated depreciation                         18,765   12,607
                                                         -------  -------
                                                          42,338   29,946
                                                         -------  -------

         Total property and equipment                    213,671  262,374
                                                         =======  =======


                            MEDICAL PARAMETERS, INC.
                            ------------------------
                      SCHEDULES TO STATEMENTS OF EARNINGS
                      -----------------------------------
                 FOR THE YEARS ENDED FEBRUARY 28, 1998 AND 1997
                 ----------------------------------------------

                                               1998      Pct      1997      Pct
                                            ----------  ------  ---------  -----
      COST OF SALES - WALRUS PRODUCTS
      -------------------------------
        Beginning inventory                   963,603    9.92     942,096  10.36
        Purchases                           2,607,113   26.84   2,188,686  24.08
        Labor and related costs             1,820,348   18.74   1,570,966  17.28
        Supplies and other costs              555,918    5.72     486,948   5.36
                                            ---------   -----   ---------  -----
         Available for sale                 5,946,982   61.21   5,188,696  57.08
         Less - ending inventory            1,130,098   11.63     963,603  10.60
                                            ---------   -----   ---------  -----
          Total cost of sales               4,816,884   49.58   4,225,093  46.48
                                            =========   =====   =========  =====

      COST OF SALES DISTRIBUTOR PRODUCTS
      ----------------------------------
        Beginning inventory                   321,087    3.30     361,917   3.98
        Purchases                             814,613    8.38   1,415,510  15.57
                                            ---------   -----   ---------  -----
         Available for sale                 1,135,700   11.69   1,777,427  19.55
         Less - ending inventory              135,157    1.39     321,087   3.53
                                            ---------   -----   ---------  -----
          Total cost of sales               1,000,543   10.30   1,456,340  16.02
                                            =========   =====   =========  =====

      SALES EXPENSE
      -------------
        Salaries and wages                    651,250    6.70     576,858   6.35
        Fringe benefits                       101,279    1.04      95,575   1.05
                                            ---------   -----   ---------  -----
          Total                               752,529    7.75     672,433   7.40

        Commissions                           436,754    4.50     398,439   4.38
        Travel and entertainment              279,090    2.87     227,457   2.50
        Communications                         59,173    0.61      66,383   0.73
        Promotion and marketing                75,017    0.77      49,481   0.54
        Computer expenses                      59,609    0.61      73,093   0.80
        Other sales expenses                   12,371    0.13      19,988   0.22
        Occupancy expense                      38,960    0.40      28,463   0.31
                                            ---------   -----   ---------  -----
          Total sales expense               1,713,503   17.64   1,535,737  16.89
                                            =========   =====   =========  =====

      ADMINISTRATION EXPENSE
      ----------------------
        Salaries and wages                    491,276    5.06     467,878   5.15
        Fringe benefits                        69,868    0.72      73,420   0.81
                                            ---------   -----   ---------  -----
          Total                               561,144    5.78     541,298   5.95

        Professional services                 151,099    1.56     140,141   1.54
        Travel and entertainment               83,373    0.86      80,794   0.89
        Officers' life insurance               (4,920)  (0.05)     26,147   0.29
        Financial expense                     102,857    1.06      90,673   1.00
        Other administrative expenses          55,145    0.57      26,497   0.29
        Communications                         29,336    0.30      33,526   0.37
        Computer expenses                      42,149    0.43      43,354   0.48
        Occupancy expense                      55,576    0.57      22,525   0.25
        Equipment expense                         667    0.01       4,292   0.05
                                            ---------   -----   ---------  -----
        Total administration expense        1,076,426   11.08   1,009,247  11.10
                                            =========   =====   =========  =====


                           MEDICAL PARAMETERS, INC.
                           ------------------------
                          FINANCIAL STATEMENT RATIOS
                          --------------------------
                          FEBRUARY 28, 1998 and 1997
                          --------------------------

                                                     1998         1997
                                                  -----------  -----------
RATIOS TO MEASURE RETURN ON INVESTMENTS

 1. RETURN ON EOUITY                                 54.18%       35.68%
 -------------------
   Measures the return on the investment
   made by the owners.

             Net income
    ----------------------------
    Average shareholders, equity

 2. RETURN ON ASSETS                                 33.81%       18.83%
 -------------------
  Measures return on the gross investment in the business, including that financed by the owners as well as that financed by creditors.

             Net income
             ------------
             Total assets

  RATIOS TO MEASURE SAFETY AND LIQUIDITY

 1. NET WORKING CAPITAL                          2,199,373    1,813,503
 ----------------------
    Indicates the ability to meet short-term obligations, reporting the excess of current assets over current liabilities.

              Current Assets
           -------------------
           Current Liabilities


 2. CURRENT RATIO                                 3.43 : 1     2.47 : 1
 ----------------
    Also indicates the ability to pay
    current liabilities as they mature.

                        Current assets
                     -------------------
                     Current liabilities


  3. QUICK RATIO                                  1.94 : 1     1.35 : 1
  --------------
     Measures the ability to meet
     current liabilities with cash and
     accounts receivable.

                    Cash + accounts receivable
                    --------------------------
                       Current liabilities

                            MEDICAL PARAMETERS, INC.
                            ------------------------
                           FINANCIAL STATEMENT RATIOS
                           --------------------------
                           FEBRUARY 28, 1998 and 1997
                           --------------------------



                                                    1998           1997
                                                -------------  -------------

 4. DEBT TO EQUITY                                 0.41 : 1       0.78 : 1
 -----------------
    Indicates the proportion of capital
    provided by creditors rather than by owners.

                    Total debt
                   -------------
                   Total equity


 5. LONG-TERM DEBT RATIO                               6.33%         13.97%
 -----------------------
    Indicates the balance between total
    equity ownership and long-term debt.

                   Long-term debt
         ----------------------------------
         Capitalization(long-term debt plus
               stockholders' equity)



 6. TIMES INTEREST EARNED                       14.31 times     7.92 times
 ------------------------
    Measures the ability of a company to
    cover the payment of interest to lenders.

                   Income before interest
                   ----------------------
                      Interest expense


 7. DEBT SERVICE RATIO                           5.61 times     1.22 times
 ---------------------
    An indicator of the company's
    ability to pay both the interest
    and the current principal installments
    on its outstanding debt.

                         Income before interest
                         ----------------------
                   Interest expense + current portion
                            of long-term debt

                            MEDICAL PARAMETERS, INC.
                            ------------------------
                           FINANCIAL STATEMENT RATIOS
                           --------------------------
FEBRUARY 28, 1998 and 1997



                                                     1998           1997
                                                 ------------   ------------
  RATIOS TO MEASURE OPERATING EFFICIENCY
  --------------------------------------

1. COLLECTION PERIOD                              39.15 days    39.87 days
--------------------
Measures the number of days' sales that
are uncollected in average accounts
receivable providing an idea of how
successful the firm is in collecting
its customer debt.

                   Average accounts receivable
                   ---------------------------
                      Average daily sales


2. RECEIVABLE TURNOVER RATIO                       6.64 times    6.52 times
----------------------------
An alternative, but equivalent, measure
of the efficiency of the company's
receivable collection efforts.

                           Total sales
                           -----------
                    Average accounts receivable


3. NUMBER OF DAYS' SALES IN INVENTORY             56.98 days    59.23 days
-------------------------------------
An indicator of the amount of inventory
maintained relative to the company's
sales (as measured by cost of goods
sold).

                         Average inventory
                         -----------------
                     Average daily cost of sales


4. INVENTORY TURNOVER RATIO                        4.56 times    4.39 times
---------------------------
An alternative measure of how
quickly inventory is sold.

                         Cost of goods sold
                         ------------------
                         Average inventory

                                   UNAUDITED
                                     May `98


                            MEDICAL PARAMETER, INC.
                 STATEMENTS OF NET INCOME AND RETAINED EARNINGS
                   FOR THE MONTHS ENDED MAY 31, 1998 AND 1997

                                  Fiscal 99                  Fiscal 99                Fiscal 98
                                Current month    Percent   Year to date    Percent   Year to date  Percent
                                --------------  ---------  -------------  ---------  ------------  --------

Sales
  Walrus                             $725,323      77.2%     $2,100,460      80.7%     $1,890,815     81.0%
  Distributor products                  9,966       1.1%         38,136       1.6%        446,746     19.1%
  Commission rep pro                  204,285      21.7%        204,285       8.7%              0      0.0%
                                     --------     -----      ----------     -----      ----------    -----
       Total sa                       939,574     100.0%      2,342,881     100.0%      2,337,561    100.1%
Sales Discounts                        (2,606)     (0.3%)       (10,093)     (0.4%)
Cost of goods sold
  Walrus                              436,343      60.2%      1,187,438      56.5%      1,111,681     58.8%
  Distributor products                  7,579      76.0%         30,454      79.9%        315,487     70.6%
  Commission rep products
                                     --------     -----      ----------     -----      ----------    -----
       Total co                       443,922      47.2%      1,217,892      62.0%      1,427,168     61.1%

Gross profit
  Walrus                              286,374      39.5%        902,929      43.0%        779,134     41.2%
  Distributor products                  2,387      24.0%          7,682      20.1%        131,259     29.4%
  Commission, rep pro                 204,285     100.0%        204,285     100.0%              0   #DIV/0!
                                     --------     -----      ----------     -----      ----------    -----
       Total gr.                      493,046      52.5%      1,114,896      47.6%        910,393     38.9%

Expenses
  Sales                               138,677      14.8%        438,627      18.7%        353,855     15.1%
  Administration                       85,378       9.1%        268,507      11.5%        254,403     10.9%
                                     --------     -----      ----------     -----      ----------    -----
       Total ex                       224,055      23.9%        707,134      30.2%        608,258     26.0%

Earnings before interest and          268,991      28.6%        407,762      17.4%        302,135     12.9%

Interest                                2,489       0.3%          7,761       0.3%         24,244      1.0%
Sub-S income tax equivalent           102,217      10.9%        154,950       6.6%        114,811      4.9%
                                     --------     -----      ----------     -----      ----------    -----

NET INCOME                           $164,285      17.7%     $  245,051      10.8%     $  163,080      8.0%
                                     ========     =====      ==========     =====      ==========    =====

RETAINED EARNINGS                                             Fiscal 99                 Fiscal 98
                                                           Year to date              Year to date
                                                           ------------              ------------
Beginning of year                                            $2,098,499                $2,091,657

Net income                                                      245,051                   163,080

Less Sub-S dividends                                             93,000                   234,483
                                                             ----------                ----------
END OF PERIOD                                                $2,250,550                $2,020,254
                                                             ==========                ==========

                                    May `98

                            MEDICAL PARAMETERS, INC
                         SCHEDULE OF COST OF GOODS SOLD
                FOR THE TWELVE MONTHS ENDED MAY 31,1998 AND 1997

                                 Fiscal 99                   Fiscal 99                  Fiscal 98
                               Current month   Percent     Year to date   Percent     Year to date   Percent
                               -----------------------     ----------------------    -----------------------

Labor and fringe benefits

     Beginni                     225,831        51.8%      $  179,671      15.1%          138,371      12.5%
     Labor                        82,996        19.0%         296,910      25.0%          259,840      23.4%
     Fringe D                     24,866         5.7%          65,111       5.5%           40,448       4.4%
     Ending i                   (196,364)      (45.0%)       (196,364)    (16.5%)        (136,798)    (12.3%)
                               -----------------------     ----------------------    ------------------------
Total labor and fring          $ 137,329        31.5%      $  345,328      29.1%     $    311,861      28.0%
                               =======================     ======================    ========================


Materials
     Beginni                     872,201       199.9%      $  849,362      71.5%          751,820      67.6%
     Material                    187,607        43.1%         631,024      53.2%          634,096      57.0%
     Sterilizi                    16,745         3.8%          50,244       4.2%           31,080       2.8%
     Royalty                           0         0.0%               0       0.0%              902       0.1%
     Ending:                    (851,280)      ######        (851,280)    (71.7%)        (793,459)    (71.4%)
                               -----------------------     ----------------------    ------------------------
Total materials                $ 225,273        51.7%      $  679,350      57.2%     $    624,439      56.1%
                               =======================     ======================    ========================


Production overhead
     Beginni                     127,030        29.1%      $  101,065       8.5%           78,553       7.1%
     Salary a.                    30,651         7.0%          87,761       7.4%           82,437       7.4%
     Fringe b                      6,507         1.5%          14,348       1.2%           10,232       0.9%
     Occup                        13,967         3.2%          49,122       4.1%           59,638       5.4%
     Comput                        3,173         0.7%          13,727       1.2%            6,761       0.6%
     Other                         2,000         0.7%           6,086       0.6%           12,135       1.1%
     Equipm.                           0         0.0%             208       0.0%            2,674       0.2%
     Ending:                    (110,455)      (25.3%)       (110,455)     (9.3%)         (77,049)     (6.9%)
                               -----------------------     ----------------------    ------------------------
  Total production ove:        $  73,741        16.9%      $  162,760      13.7%     $    175,381      15.8%
                               =======================     ======================    ========================
  Total Walrus cost of         $ 436,343       100.1%      $1,187,438     100.0%     $  1,111,681      99.9%
                               =======================     ======================    ========================


                                    May `98



                            MEDICAL PARAMETERS, INC.
                 SCHEDULES OF SALES AND ADMINISTRATION EXPENSES
               FOR THE TWELVE MONTHS ENDED MAY 31, 1998 AND 1997

                               Fiscal 99                  Fiscal 99                 Fiscal 98
                             Current month   Percent    Year to date   Percent    Year to date  Percent
                             -------------------------  ------------------------  ----------------------

  SALES EXPENSES,
     Salary and wages             $ 58,163       41.9%      $177,022       40.4%      $135,712     38.4%
     Fringe benefits                14,458       10.4%        32,011        7.3%        26,283      7.4%
                                  -------------------       -------------------       -----------------
         Salary                     72,021       52.3%       200,033       47.7%       161,995     45.8%

     Commission                     37,828       27.3%        98,079       22.4%        95,804     27.1%
                                  -------------------       -------------------       -----------------
         Subtotal                  110,449       79.6%       307,112       70.1%       257,799     72.9%

     Travel and entertain           10,019        7.2%        39,066        8.9%        43,448     12.3%
     Training                            0        0.0%        10,542        2.4%         4,702
     Meetings                          403        0.3%         8,556        2.0%
     Shows                           1,378        1.0%        16,986        3.9%         4,858
     Computer                        3,173        2.3%        13,727        3.1%         6,761      1.9%
     Communication                   5,409        3.9%        11,109        2.5%        14,144      4.0%
     Promotion and mark              3,240        2.3%        15,993        3.6%         5,003      1.4%
     Occupancy expense               2,358        1.7%         8,293        1.9%        10,068      2.8%
     Other                           2,248        1.6%         7,243        1.7%         7,072      2.0%
                                  -------------------       -------------------       -----------------
         Total                    $138,677       99.9%      $438,627      100.1%      $353,855     97.3%
                                  ===================       ===================       =================


                                    May '98




ADMINISTRATION EXPENS
     Salary and wages        $47,361   55.5%  $146,896   54.7%  $123,657  48.6%
     Fringe benefits          10,642   12.5%    25,120    9.4%    19,404   7.6%
                             -------  -----   --------  -----   --------  ----
         Salary,              58,003   68.0%   172,016   64.1%   143,061  56.2%

     Travel and entertain      5,036    5.9%    21,150    7.9%    18,074   7.2%
     Research and Devel          677    0.8%     2,819    1.0%
     Professional service      3,145    3.7%    22,955    0.5%    49,102  19.3%
     Insurance expense         1,869    2.2%    10,813    4.0%     5,103   2.0%
     Other                     3,763    4.4%    10,150    3.8%     6,099   2.4%
     Communication             2,317    2.7%     8,063    3.0%     6,828   2.7%
     Computer expense          5,108    6.0%    10,386    3.9%     8,027   3.2%
     Taxes income              3,000    3.5%     9,000    3.4%     9,282
     Occupancy expense         1,981    2.3%       547    0.2%     8,702   3.4%
     Equipment expense           479    0.6%       608    0.2%       125   0.0%
                             -------  -----   --------  -----   --------  ----
         Total a             $85,378  100.1%  $268,507  100.0%  $254,403  96.4%
                             =======  =====   ========  =====   ========  ====

                                   UNAUDITED
                                   Bal Sheet

                           MEDICAL PARAMETERS, INC.
                                 BALANCE SHEET
                                    May-98

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                  629,968
  Accounts receivable                      1,420,969

  Inventory, at cost                       1,287,760

  Prepaid and other current assets            38,821
                                           ---------
                                           3,377,518

PROPERTY AND EQUIPMENT
  Cost                                       661,901
  Accumulated depreciation                   448,416
                                             213,485

OTHER ASSETS                                 399,468
  Deposits

TOTAL ASSETS                               3,990,471

STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable, bank                               0
  Accounts payable                           642,147
  Due to stockholders                         29,948
  Tax dividend payable
  Accruals and other current liabilities     229,416
  Current portion of long-term debt
  Total Current Liabilities                  841,615

LONG TERM DEBT
  Term note - bank                           282,730
  less; current portion


STOCKHOLDERS EQUITY
  Common stock, no par value,                 10,000

  Retained earnings                        2,856,396

  TOTAL LIABILITIES AND
   STOCKHOLDERS EQUITY                     3,990,741

                Schedule 4.1 (C) - List of Current Indebtedness

  Woburn National Bank $750000 Line of Credit..........$0
  Woburn National Bank $150000 Equipment Loan..........$0
  Woburn National Bank $633312 Term Loan.........$253,296
  Ford Motor Credit (Automobile Loan).............$24,816
  Lloyds Credit (Insurance).......................$13,706
  Woburn National Bank subordinated loans......$3,050,000
  Annual Massachusetts Corporate Excise Tax
  Annual Massachusetts Annual Report
  Semi-annual Woburn personal property taxes
  Massachusetts Vehicle Excise Tax
  Quarterly Federal Unemployment Tax
  Quarterly Federal Social Security and Medicare Taxes
  Quarterly State Unemployment Taxes (Filed in States where the Field sales force resides)
  Annual Pennsylvania Foreign Franchise' Tax

                           Schedule 4.1(f) Tax Issues


City of Philadelphia Business Privilege Taxes (1986- 1998)...........  $18,117
  Note:MPI is protesting this tax assessment as it does not conduct business in Philadelphia as defined in the Business Privilege Tax Ordinance and Regulations.
       We are working with a local CPA, Jeremy Oliver.
       (610) 896-9220


The Company is a Subchapter S Corporation and has historically made quarterly distributions to shareholders in the maximum amount of Federal and State taxes due from the shareholders in the highest tax bracket.

The Company files an annual Form 1120-S.

                  Schedule 4.1 (g) -- Encumbrances to Property

                                      None

                               SCHEDULE 4.1 (h)
                               ----------------



                             UNITED STATES PATENTS
                             ---------------------

  PATENT       TITLE                                   ISSUE DATE
  ------       -----                                   ----------

  4,860,757    Guidewire Advancement System            August 29, 1989
  4,917,094    Guidewire Advancement System            April 17, 1990
  5,186,179    Guidewire Advancement System            February 16, 1993
  5,438,993    Guidewire Advancement System            August 8, 1995
  5,448,993    Guidewire Advancement System            September 12, 1995
  5,273,042    Guidewire Advancement System            December 28, 1993
  4,857,062    Catheter Introducer Valve               August 15, 1989
  5,758,657    Pressure Transducer Positioning System  June 2, 1998
  5,769,083    Pressure Transducer Positioning System  June 23, 1998



                       UNITED STATES PATENT APPLICATIONS
                       ---------------------------------

PATENT
APPLICATION      TITLE                                  DATE FILED
--------------   -----                                  ----------

  08/455,698    Guidewire Advancement System            May 31, 1995/1/

  09/069,431    Guidewire Advancement System            April 29, 1998

  08/828,231    Multi-Lumen Percutaneous Introducer     April 3, 1997/2/

                Multi-Lumen Percutaneous Introducer     July 29, 1998

  09/075,066    Pressure Transducer Positioning System  May 8, 1998

-----------------------
1 Expected Issue Date September 22, 1998
2 Expected Issue Date September 1, 1998

SCHEDULE 4.1 (h)
Page 2


                          FOREIGN PATENT APPLICATIONS
                          ---------------------------


                PATENT
COUNTRY      APPLICATION    TITLE                                        DATE FILED
-------     --------------  -----                                   -----------------

Canada      2,183,679       Pressure Transducer Positioning System  February 17, 1995
European    95911031.3      Pressure Transducer Positioning System  February 17, 1995
Japan       521931/95       Pressure Transducer Positioning System  February 17, 1995
PCT         PCT/US95/02024  Pressure Transducer Positioning System  February 17, 1995

                             FEDERALLY REGISTERED
                             --------------------
                       U.S. TRADEMARKS AND APPLICATIONS
                       --------------------------------

REGISTRATION NO.      MARK         REGISTRATION DATE
----------------      ----         -----------------

 2,O33,989          ADVANCIT      January 28, 1997
 1,721,714          WALRUS        October 6, 1992
                    LEVELIT       Intend to use application filed on 7/28/98


                             COMMON LAW TRADEMARKS

                               MARK    FIRST USE
                               ----    ---------
                              HI-FLO     3/1984/3/



-------------------------
  3 An application for Federal registration of the Trademark "HIFLO" was filed bY NYCOMED IMAGING of Oslo, Norway for Int'l Class 10 (For needles for injection for medical purposes) on November 25, 1996. A request to extend time for filing Notice of Opposition was filed on July 15, 1998 and expires August 14, 1998.

SCHEDULE 4.1(h)
Page 3

                          U.S. REGISTERED COPYRIGHTS
                          --------------------------

  REGISTRATION NO.  TITLE                         DATE OF REGISTRATION
  ----------------  -----                         --------------------
  Txu 706-611      CUSTOMER PROFILE               August 30,1995
                   Customer Information System

                          Schedule 4.1(i)-Contracts


* Employment agreement with Richard M. Housman, Director of Operations
* Paychex Section 125 Plan Premium Only Plan Service Agreement
* Cost Management Corporation Standard Service Agreement (Unemployment Insurance Claims)
* First Bank National Association Merchant Member Agreement (VISA)
* Summit Financial Corporation Service Agreement for Medical Parameters 401(k) Plan
* Distribution Agreement with CardioDynamics
* Distributor's Agreement with HDC
* Indemnity Agreement for Gary MacEachern egarding the Distribution Rights and Asset Transfer Agreement with Stapic Corporation.
* Charter Systems Hardware Support Agreement (Server)
* Charter Systems Master Network Support agreement
* Great Plains Software Customer Support
* Micro-MRP Customer Support Plan
* Laserstar-PM Service Agreement
* Royalty Agreement with Daniel Herr, MD regarding the Herr CAVII
* Building Lease with DIV Woburn.  LI.C
* Hanover Insurance Company (Policy No. AMN 5069807 02)-- Automobile
* Hanover Insurance Company (Policy No. 7DN 3665428 07)--Property/General Liability/ Inland Marine
* Hanover Insurance Company (Policy No. U423 67 71) -- Umbrella
* MEDMARC Casualty Insurance Company (Policy No. 98MA38005)-- Product Liability
* Eastern Casualty Insurance Company ( Policy No. WC93605001)--Workmans' Compensation-MA
* Hanover Insurance Company ( Policy No. WHN 5746704)-- Workmans' Compensation GA/IL/VI/MI/CT
* Bureau of Worker's Compensation (Policy No. 1 132741-O)-Workmans Compensation-
  OH
* Texas Workers Compensation Insurance Fund (Policy No. 0001019017)- Workmans Compensation-TX
* Hanover lnsurance Company ( Policy No. BON-1621815) 401(k) Employee Dishonesty
* Woburn National Bank $633312 Term Loan
* Woburn National Bank $3050000 subordinated loan

                Schedule 4.1(j)--Litigation; Compliance with Laws


In the matter referred to as California Proposition 65 MPI is a member of an industry task force trying to reach a negotiated settlement with The Working Group on Carcinogens and Immune Suppressing Chemicals (CISC). CISC has filed suit in California regarding this matter. Medical Parameters is not a named defendant in this matter. It would be as a John Doe defendant. As a member of the industry task force MPI would be entitled to be an part of the opt-in settlement.

                            Schedule 4.l(k)-Benefits


Health Insurance-HMO Blue sponsored by Blue Cross/Blue Shield
Long Term Disability- Reliance standard Life
401(k) Retirement Plan
Life Insurance (optional benefit)--American Pharmaceutical
Ten paid holidays
Vacation pay two weeks; after 7 years three weeks; after 12 years four weeks. Five paid sick days per year
President's discretionary bonus plan

                       Schedule 4.1(l)-Absence of Changes


The Company borrowed $3050000 in July and distributed the loan proceeds to the shareholders, which equaled the AAA account in retained earnings. This essentially eliminates the balance in the retained earnings.

                       Schedule 4.1(m)--Licenses; Permits

The company has FDA registration number 1220565.

                     Schedule 4.1(n)--Environmental Matters

                                      None

                 Schedule 4.1(o)--Employee and Labor Relations

                                      None

 Schedule 4.1(q) Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and
                 Directors


  Medical Parameters Inc. (Checking Account)                    Northern Bank and Trust           (01-00-0002848058)
  Medical Parameters Inc. (Checking Account)                    Woburn National Bank              (143669)
  Medical Parameters Inc. (Checking Account)                    Woburn National Bank              (143677)
  Gatron Corporation (Checking Account)                         Nothern Bank and Trust            (01-00-02848112)
  Fidelity Cash Reserves (Investment)                           Fidelity                          (055/0006384325)
  Spartan MA Muni Income (Investment)                           Fidelity                          (070/0260796222)
  Spartan MA Muni Money Mkt (Investment)                        Fidelity                          (426/0484870688)

Borrowing Authority; A. Walter MacEachern, Michael Russell

Signatures: A. Walter MacEachern; Michael Russell; Mary MacEachern; Gary
            MacEachern; Richard Housman (Note: Two signatures required for amounts greater than $5000)

Wire Transfer Authority: A. Walter MacEachern; Michael Russell; Mary Eachern;
                         Gary MacEachern; Richard Houseman; Mary Paiva (limited to transfers less than $10000)

                      Schedule 4.1(r)--Regulatory Matters

                                      None

                          Schedule 4.1(s)--Agreements

                                      None

                        Schedule 4.1(t)--Facility Lease

See attached lease.

                                Schedule 5.1(b)


At the closing the $3050000 subordinated loan will be outstanding. The parties agree that the proceeds of the Newly Issued Securities Purchase Price will be used on the closing date to repay this loan.

                     Schedule 5.2 (d)(1)--Employee Listing
                            AllEmpSalaries _T_A                          7/29/98

    Last            First   Hire Date   Position Temp Desc.     MaxOfHourly   MaxOfWeekly
--------------  ----------- ---------  ---------------------    -----------   -----------
Accardi         Caterina      10/4/93  Assembler                      $8.00
Allen           Dorothy        4/6/88  Assembler                      $7.75
Andreson        Linda          4/4/98  Receptionist                   $9.00
Ardizzoni       Lisa           8/3/92  Bookkeeper                    $10.71
Avelino         Joseph        7/15/92  Salesperson                                 $625.00
Avilies         Migdalia      8/10/94  Assembler                      $7.65
Bach            Vanna         3/20/97  Assembler                      $7.01
Bardelti        Elisa          6/9/97  Accounting Clerk              $11.06
Barron          Steven        10/1/92  Sales Person                                $576.92
Barry           Helen          1/8/91  Assembler                      $6.94
Bartel          Ann            5/4/87  Job Leader                    $10.10
Bottari         Maria         8/22/95  Assembler                      $6.85
Bourgeons       Julietta     10/24/94  Assembler                      $7.00
Bradley         Julia         1/18/88  Supervisor                    $11.30
Brennan         Rose         11/30/87  Assembler                      $7.42
Caldwell        Muriel        1/20/92  Assembler                      $7.10
Canada          Juanita        5/1/95  Assembler                      $6.75
Cao             Dung          9/19/97  Assembler                      $7.40
Capone          Angelica       5/3/95  Assembler                      $7.40
Carmen          Brenda         1/7/91  Assembler                      $9.83
Caso            Lori          11/1/95  Assembler                      $7.25
Catania         Angela       11/17/97  Assembler                      $6.65
Catania         Cynthia       5/28/95  Assembler                      $6.65
Catania         Mariko       10/31/84  Assembler                     $11.61
Catania         Martin        8/30/82  Prod. Foreman                 $13.15
Chaddock        Beverly        5/8/95  Assembler                      $8.00
Chase           Gayle          6/1/92  Dir. of Sales/Marketing                   $1,634.61
Ciampa          Antonietta   12/17/92  Assembler                      $9.45
Ciriello        Dora          7/24/95  Assembler                      $6.80
Colarusso       Ersilia       1/14/93  Assembler                      $7.70
Coluccicilo     Josephine     2/25/98  Assembler                      $8.25
Costa           Elisangela    3/30/98  Assembler                      $6.40
Coyle           Hal            5/9/97  Sales Coordinator                           $442.31
D'Ampolo        Grace         10/1/97  Assembler                      $6.94
De Amorim       Fido         10/23/97  Assembler                      $6.25
De Amorim       Sandra        6/20/97  Assembler                      $7.55
DeCosta         Ulrike         1/8/97  Assembler                      $6.73
DeJesus         Delia          4/8/96  Assembler                      $6.80
Deming          Alba         11/23/92  Assembler                      $9.50
Diaz            Roberto       4/15/97  Assembler                      $6.95
Diaz            Tomasa       12/26/95  Assembler                      $6.75
Doto            Caterina      4/22/96  Assembler                      $6.95
Duong           Hon           6/24/96  Assembler                      $7.15
Dupont          Carol         6/16/97  Assembler                      $6.99
Duquette        Dennis        4/17/98  Maintenance                    $8.50
Durant          Susan        11/30/93  Assembler                      $7.38
Federico        Anna          9/20/95  Assembler                      $6.80
Fields, Jr.     Elwyn          2/2/93  Salesperson                                 $769.24
Fitzmeyer       Ann            2/4/93  Assembler                      $7.00
Fitzpatrick     Valerie       5/27/97  Assembler                      $6.50
Fierra          Louis         4/10/95  Salesperson                    $0.00        $730.76
Florentino      Helen         2/12/85  Assembler                      $8.34
Folk            Sandra        8/29/88  Cust. Service Mngr.                         $672.01
Fucia           Frances       8/14/95  Assembler                      $8.35
Gatta           Maria          6/9/97  Assembler                      $6.50
Girardi         Nancy          7/2/96  Assembler                      $6.80
Gonzalez        Rose         11/15/93  Assembler                      $7.44
Gorman          Evelyn         6/1/92  Assembler                      $7.57
Harrington      Geraldine     3/23/93  Assembler                      $7.50
Haskell         Joann         1/17/90  Assembler                     $10.52


                               AllEmpSalaries_T_A                        7/29/98


    Last           First     Hire Date   Position Temp Desc.   MaxOfHourly  MaxOfWeekly
--------------  -----------  ---------  ---------------------  -----------  -----------

Hernandez       Lucia         11/23/92  Assembler                $10.08
Hill, Jr.       Donald          5/1/96  Salesperson                          $480.77
Hoang           Thuy Thuy      1/12/97  Assembler                 $7.05
Housman         Richard         5/1/97  Dir. of Operations                 $1,730.76
Huynh           Son            6/25/98  Assembler                 $8.86
Huynh           Tiien          6/16/97  Assembler                 $6.50
Ioshua          Mary          11/16/83  Assembler                 $8.06
Larn            Lisa           10/6/97  Assembler                 $7.40
Lanucha         Peter         12/22/97  QA Manager                         $1,182.69
LaPointe        Paula           5/9/97  Marketing Coordinator                $504.79
Lauziene        Kelly          4/15/96  Prod. Scheduler           $9.00
Lukaris         Joshua          6/8/98  Shipping/Rec.             $8.50
Lynch           Arthur          6/3/92  Nat'l Sales Manager                $1,538.43
MacEachern      A. Gary       11/16/83  Dir. of Prod.                      $1,826.92
MacEachern      A. Walter       1/1/73  Pres/CEO                           $2,884.51
MacEachern      Matthew        8/20/88  Graphics Illustrator                 $461.53
Martello        Constance      3/28/84  Supervisor               $10.21
Martinez        Cristina      12/26/96  Assembler                 $7.25
Martini         Dean          12/22/97  Salesperson                          $384.61
McDonagh        Patrick        4/15/92  Maintenance               $7.10
Medeiros        Felizmina       4/9/98  Assembler                 $6.76
Mena            Maria          6/23/97  Assembler                 $6.89
Merry           Eileen        11/20/89  Assembler                 $7.69
Miller          Deon            4/1/94  Salesperson                          $673.07
Mustene         Incoronata     5/19/97  Assembler                 $6.40
O'Neil          Linda          7/22/97  Assembler                 $6.76
Ori             Tran           6/30/97  Assembler                 $6.05
Otero           Cheryl          7/1/94  Admin. Ass't.                        $538.46
Paiva           Manuel          3/1/95  MIS Consultant                       $769.23
Paiva           Mary          11/16/75  Adm. Ass't.                          $738.75
Parker          Julie         10/30/97  Assembler                 $6.55
Penta           Connie         7/15/96  Assembler                 $7.65
Perez           Jorge          1/24/94  Shipper/Rec.             $10.80
Phann           Dann           3/18/98  Assembler                 $6.65
Pottle          Vera           1/20/92  Assembler                 $7.10
Power           Mary           1/13/88  Assembler                 $7.09
Pulson          Genevieve      8/31/92  Assembler                 $7.50
Quintero        Maria           1/9/98  Assembler                 $7.02
Rayjada         Kumud          11/3/97  Assembler                 $6.76
Riley           Frances        10/3/94  Assembler                 $7.10
Rivas           Ana             9/9/90  Assembler                 $7.30
Robinson        Joan            1/7/91  Assembler                 $8.14
Rolli           Jennifer        6/8/92  Assembler                $10.92
Ronayne         Pamela         8/17/97  Customer Serv. Rep.      $11.25
Rosenfield      Gil             2/1/88  Salesperson                        $1,180.00
Rosette         Janice          3/1/93  Assembler                $10.14
Russell, Jr     Michael       12/22/88  Assembler
Russell, Sr.    Michael         1/2/91  VP/COO                             $2,307.69
Sherry          Rosemary       3/23/88  Assembler                 $8.70
Slater          Dianne         4/18/84  Supervisor               $11.09
Sorenson        Lynne           1/4/89  Assembler                 $8.34
St. Germaine    Rosemarie      6/17/92  Assembler                 $7.68
Sullivan        Jennette     11//28/88  Assembler                 $7.26
Totorella       Mildred       11/19/86  Assembler                 $9.23
Totorella       Patricia        4/2/86  Assembler                 $9.75
Tran            Cham            5/6/96  Assembler                 $7.25
Trau            Robert          4/1/97  Salesperson                          $334.61
Treadaway       Christopher     5/9/97  Salesperson                          $423.07
Turner          Anna           10/3/94  Assembler                 $7.25
Vega            Irma           11/6/95  Assembler                 $6.95



    Last            First    Hire Date   Position Temp Desc.   MaxOfHourly  MaxOfWeekly
--------------  -----------  ---------  ---------------------  -----------  -----------
Viveros         Moe             3/7/90  Purchasing Mgr.                         $881.68
Waterman        Lee            2/14/93  Assembler                    $7.15
